AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1996


                            REGISTRATION NO. 333-7915


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------



                                 AMENDMENT NO. 4
                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------



                      INTERNATIONAL DISPENSING CORPORATION

                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                    DELAWARE
                          (STATE OR OTHER JURISDICTION
                        OF INCORPORATION OR ORGANIZATION)
                                      3039
                                (PRIMARY STANDARD
                     INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                   13-3856324
                                (I.R.S. EMPLOYER
                             IDENTIFICATION NUMBER)
                               342 MADISON AVENUE
                                   SUITE 1034
                            NEW YORK, NEW YORK 10173
                                 (212) 682-2244
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)



                           DAVID W. BRENMAN, PRESIDENT
                      INTERNATIONAL DISPENSING CORPORATION

                               342 MADISON AVENUE
                                   SUITE 1034
                            NEW YORK, NEW YORK 10173
                                 (212) 682-2244
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:
   SCOTT S. ROSENBLUM, ESQ.                       STEVEN F. WASSERMAN, ESQ.
    KRAMER, LEVIN, NAFTALIS                      BERNSTEIN & WASSERMAN, LLP
           & FRANKEL                                  950 THIRD AVENUE
       919 THIRD AVENUE                           NEW YORK, NEW YORK 10022
   NEW YORK, NEW YORK 10022                            (212) 826-0730
        (212) 715-9100

         Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|

                                          CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                           Proposed
                                                                           Maximum             Proposed
                                                                           Offering            Maximum            Amount of
     Title of Each Class of Securities to be          Amount To Be        Price Per           Aggregate          Registration
                 Registered (1)                        Registered          Unit (2)       Offering Price (2)         Fee
--------------------------------------------------------------------------------------------------------------------------------
 Units,  consisting  of two shares of Common  Stock,  par value  $.001 per share
("Common  Stock"),  and two Class A Warrants to purchase an additional  share of
Common Stock ("Class A
Warrants").......................................           833,334          $12.00            $10,000,008.00        $3,448.28

--------------------------------------------------------------------------------------------------------------------------------

Common Stock included as part of the Units.......         1,666,668            --                 --                     (3)

--------------------------------------------------------------------------------------------------------------------------------

Class A Warrants included as part of the Units...         1,666,668            --                 --                     (3)

--------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise of the

Class A Warrants included in the Units...........         1,666,668           $7.00           $11,666,676 .00        $4,022.99

--------------------------------------------------------------------------------------------------------------------------------

Underwriter's Unit Purchase Option...............            83,333            $.001                  $83 .33             $.03

--------------------------------------------------------------------------------------------------------------------------------
Units issuable upon exercise of the Underwriter's

Unit Purchase Option.............................            83,333          $19.80             $1,649,993.40          $568.96

--------------------------------------------------------------------------------------------------------------------------------
Common Stock included in the Units issuable
upon exercise of the Underwriter's Unit Purchase

Option...........................................           166,666            --                 --                     (3)

--------------------------------------------------------------------------------------------------------------------------------
Class A Warrants included in the Units issuable
upon exercise of the Underwriter's Unit Purchase

Option...........................................           166,666            --                 --                     (3)

--------------------------------------------------------------------------------------------------------------------------------
Common  Stock  issuable  upon  exercise of the Class A Warrants  included in the
Units issuable upon exercise of the Underwriter's Unit Purchase

Option...........................................           166,666          $11.55             $1,924,992.30          $663.79

--------------------------------------------------------------------------------------------------------------------------------
Bridge Units, consisting of two shares of

Common Stock and two Class A Warrants                       787,500          $12.00            $9,450,000 .00        $3,258.62

--------------------------------------------------------------------------------------------------------------------------------
Common Stock included as part of the Bridge
Units                                                     1,575,000            --                        --              (3)
--------------------------------------------------------------------------------------------------------------------------------
Class A Warrants included as part of the Bridge
Units                                                     1,575,000            --                        --              (3)
--------------------------------------------------------------------------------------------------------------------------------
Common  Stock  issuable  upon  exercise of the Class A Warrants  included in the
Bridge Units issuable upon exercise of the Bridgeholder

Options                                                   1,575,000          $7 .00            $11,025,000.00        $3,801.72

--------------------------------------------------------------------------------------------------------------------------------

                                                                                                                    $15,764.39

Total........................................................................................................              (4)
--------------------------------------------------------------------------------------------------------------------------------
--------------

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such indeterminable additional shares of Common Stock as may be issuable as a result of any future anti-dilution adjustments made in accordance with the terms of the Class A Warrants included in the Units and the Underwriter's Unit Purchase Option Units.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act.

(3) No separate registration fee required pursuant to Rule 457(i) promulgated under the Securities Act.


(4) An aggregate of $15,027.77 has previously been paid with the initial filing of the Registration Statement on July 10, 1996 and the filing of Amendment No. 1 to the Registration Statement on August 30, 1996.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                      INTERNATIONAL DISPENSING CORPORATION


                              CROSS-REFERENCE SHEET
                 (SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                         REQUIRED BY ITEMS OF FORM SB-2)


                REGISTRATION STATEMENT ITEM CAPTION IN PROSPECTUS

1.   Front of Registration Statement and Outside
       Front Cover of Prospectus..........................  Facing Page; Prospectus Cover Page
2.   Inside Front and Outside Back Cover Pages of
       Prospectus.........................................  Prospectus Cover Page; Prospectus Back Cover
                                                              Page
3.   Summary Information and Risk Factors.................  Prospectus Summary; Risk Factors
4.   Use of  Proceeds.....................................  Use of Proceeds
5.    Determination of Offering Price.....................  Risk Factors; Underwriting
6.   Dilution.............................................  Dilution
7.   Selling Security-Holders.............................  Selling Securityholders
8.   Plan of Distribution.................................  Prospectus Cover Page; Underwriting
9.   Legal Proceedings....................................  Business
10.  Directors, Executive Officers, Promoters and
       Control Persons....................................  Management
11.  Security Ownership of Certain Beneficial
       Owners and Management..............................  Principal Stockholders
12.  Description of Securities............................  Description of Capital Stock
13.  Interest of Named Experts and Counsel................  Legal Matters; Experts
14.  Disclosure of Commission Position on
       Indemnification for Securities
       Act Liabilities....................................  Management
15.  Organization Within Five Years.......................  Prospectus Summary; Business
16.  Description of Business..............................  Business
17.  Management's Discussion and Analysis or
       Plan of Operation..................................  Management's Discussion and Analysis of
                                                              Results of Operations and Financial Condition
18.  Description of Property..............................  Business
19.  Certain Relations and Related
       Transactions.......................................  Certain Relationships and Related Transactions
20.  Market for Common Equity and Related
       Stockholder Matters................................  Description of Capital Stock
21.  Executive Compensation...............................   Management
22.  Financial Statements.................................  Financial Statements
23.   Changes in and Disagreements With
       Accountants on Accounting and
       Financial Disclosure...............................  Not applicable

  Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                                       Registration No. 333-7915
             SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED OCTOBER 2, 1996


PROSPECTUS


                      INTERNATIONAL DISPENSING CORPORATION

                                 1,620,834 UNITS


         International Dispensing Corporation (the "Company") is offering (the "Offering") 833,334 Units (the "Company Units") on a "best efforts, all-or-none" basis at a price of $12.00 per Unit. Each Company Unit consists of two shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") and two redeemable class A warrants (the "Class A Warrants"). Pending the sale of all of the Company Units, all proceeds will be held in an escrow account. If the Company Units are not sold within 90 days from the date of this Prospectus (the "Effective Date"), which period (the "Offering Period") may be extended an additional 30 days by mutual agreement of the Company and Stratton Oakmont, Inc. (the "Underwriter"), all monies received will be promptly refunded to subscribers in full without interest thereon.


         This Offering also includes 787,500 Units (the "Bridge Units," and together with the Company Units, the "Units") owned and offered by sixteen non-affiliates of the Company (collectively, the "Selling Securityholders"). The Bridge Units consist of an aggregate of 1,575,000 shares of Common Stock and 1,575,000 Class A Warrants. The Company will not receive any of the proceeds from the sale of the Bridge Units by the Selling Securityholders. See "Description of Capital Stock," "Selling Securityholders" and "Underwriting."


         The Common Stock and the Class A Warrants underlying the Units are detachable and may trade separately immediately upon issuance. The Class A Warrants will be exercisable commencing one year after the Effective Date. Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock at $7.00 per share (subject to certain adjustments) during the four-year period commencing one year from the Effective Date. The Class A Warrants are redeemable by the Company for $0.05 per Class A Warrant, at any time commencing two years from the Effective Date, if the average closing bid price of the Common Stock as reported by the National Association of Securities Dealers, Inc. (the "NASD") OTC Bulletin Board equals or exceeds $8.00 per share for any 20 consecutive trading days ending within 10 days of the notice of redemption. Upon 30 days' prior written notice to all holders of the Class A Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Class A Warrants in compliance with the requirements of Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent applicable. See "Description of Capital Stock."


         The Selling Securityholders have agreed not to sell or transfer the Bridge Units and its underlying securities (the "Bridge Securities") for a period of 13 months from the Effective Date without the prior written consent of the Underwriter. The Underwriter may release the Bridge Securities held by the Selling Securityholders at any time after the Company Units have been sold. The resale of the Bridge Securities is subject to prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Securities Act"). If the Underwriter releases the Selling Securityholders' Bridge Securities (which has happened in previous offerings underwritten by the Underwriter), then sales of the Bridge Securities, as well as the potential of such sales at any time, may have an adverse effect on the market prices of the securities offered hereby. See "Selling Securityholders" and "Underwriting."


         Prior to this Offering, there has been no public market for the securities of the Company and there is no assurance that a market will develop or, if a market should develop, that it will continue. See "Risk Factors--No Prior Public Market for Securities." It is currently anticipated that the initial public offering price will be $12.00 per Unit and $6.00 per share of Common Stock. The price of the securities and the exercise price of the Class A Warrants have been determined by negotiations between the Company and the Underwriter and do not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations or any other established criteria of value. See "Risk Factors--Arbitrary Offering Price" and "Under- writing."

         The Company intends to apply for the inclusion of the Units, the Class A Warrants and the Common Stock (collectively, the "Securities") on the OTC Bulletin Board, an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than The Nasdaq Stock Market ("Nasdaq"), and quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for Nasdaq. In the event the Securities are not included on the OTC Bulletin Board, quotes for the Securities may be included in the "pink sheets" for the over-the-counter market. See "Risk Factors--No Prior Public Market for Securities."

         The Underwriter, from time to time, will become a market maker and otherwise effect transactions in the securities of this Offering. The Underwriter, if it participates in the market, may become an influence and thereafter a factor of increasing importance in the market for the securities. However, there is no assurance that the Underwriter will or will not continue to be a dominating influence. The prices and liquidity of the Units, Common Stock and Class A Warrants may be significantly affected by the degree, if any, of the Underwriter's participation in such market as a market maker. The Underwriter may discontinue such market making activities at any time or from time to time. On February 28, 1995, the Underwriter became subject to a court-imposed permanent injunction to comply with certain procedures recommended by an independent consultant arising out of the settlement of a Securities and
Exchange Commission (the "Commission") proceeding. The failure by the Underwriter to comply with such permanent injunction may adversely affect the Underwriter's activities in that the court may issue a further order restricting the ability of the Underwriter to act as a market maker of the Company's securities. See "Risk Factors--Litigation Involvement of Underwriter May Have Adverse Consequences."
                            -------------------------

    AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF
     RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK INCLUDED IN THE UNITS AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO
       CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS"
                       BEGINNING ON PAGE 7 AND "DILUTION."
                            -------------------------

  THESE SECURITIES  HAVE NOT BEEN APPROVED OR  DISAPPROVED BY THE SECURITIES AND
      EXCHANGE  COMMISSION  OR BY ANY STATE  SECURITIES  COMMISSION  NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==================================================================================================================================
                                                                     UNDERWRITING
                                                  PRICE TO          DISCOUNTS AND          PROCEEDS TO         PROCEEDS TO SELLING
                                                   PUBLIC          COMMISSIONS (1)         COMPANY (2)         SECURITYHOLDERS (3)
----------------------------------------------------------------------------------------------------------------------------------

Per Unit Offered by the Company(4).........         $12.00              $1.02                $10.98                   $ --

----------------------------------------------------------------------------------------------------------------------------------

Per Unit Offered by Selling Securityholders         $12.00               $ --                 $ --                    $12.00

----------------------------------------------------------------------------------------------------------------------------------

         Total.............................    $19,450,008.00          $850,000.68          $9,150,007.30           $9,450,000.00

==================================================================================================================================

                                                        (Footnotes on next page)

         The Units are being offered by the Underwriter when, as, and if delivered to and accepted by the Underwriter and subject to various prior conditions, including the right to reject orders in whole or in part. It is expected that delivery of the Units will be made upon transfer of the funds in escrow by the escrow agent to the Company's account.
                            -------------------------

                             STRATTON OAKMONT, INC.

                  The date of this Prospectus is         , 1996

----------------
(Footnotes from previous page)



(1) Does not include additional compensation to be received by the Underwriter in the form of (i) a $50,000 non-accountable expense allowance, (ii) an option (exercisable for a period of four years commencing one year after the Effective Date) entitling the Underwriter to purchase up to an aggregate of 83,333 Units at an exercise price of $19.80 per Unit (the
     "Underwriter's Unit Purchase Option"), (iii) in certain instances, a warrant solicitation fee equal to 4% of the exercise price of the Class A Warrants, beginning one year from the Effective Date, and (iv) a finder's fee to the Underwriter, based on a formula that provides a maximum fee of five percent, in connection with financing and/or merger and acquisition activities of the Company. The Company has agreed to permit the Underwriter to designate an individual as an observer to the Company's Board of Directors for a period of three years commencing on the Effective Date. In addition, the Company and the Underwriter have agreed to certain indemnity and contribution arrangements regarding certain civil liabilities, including liabilities under the Securities Act. See "Underwriting."


(2) Before deducting expenses of this Offering payable by the Company, estimated at $470,000. See "Underwriting."



(3)  The Company  will not receive any of the  proceeds  from the sale of Bridge
     Units    offered   by   the   Selling    Securityholders.    See   "Selling
     Securityholders."


(4) The 833,334 Company Units are being offered on a "best efforts, all-or-none" basis. There is no assurance that any or all of these Company Units will be sold. Pending the sale of all of the Company Units, all proceeds of the Offering will be deposited in escrow in a non-interest bearing account. Unless all of the Company Units are sold within a period of 90 days from the date of this Prospectus, or a 30 day extension period thereafter at the option of the Company and the Underwriter, the Offering will terminate and all funds collected will be promptly returned to the subscribers without deduction therefrom or interest thereon. Moreover, during the period of escrow, subscribers will not be entitled to a return of their subscriptions. There can be no assurance that any or all of the Units being offered will be sold. See "Underwriting."




         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE UNITS, COMMON STOCK AND CLASS A WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         THE SECURITIES TO BE SOLD IN THIS OFFERING MAY, IN THE ORDINARY COURSE OF BUSINESS, BE SOLD ONLY TO CUSTOMERS OF THE UNDERWRITER, AND THE CONCENTRATION OF SECURITIES IN CUSTOMERS OF THE UNDERWRITER MAY ADVERSELY AFFECT THE MARKET FOR AND LIQUIDITY OF THE COMPANY'S SECURITIES SINCE THE UNDERWRITER MAY BE A DAILY MARKET MAKER. IN THE EVENT THAT ONLY A LIMITED NUMBER OF ADDITIONAL BROKER-DEALERS MAKE A MARKET IN THE COMPANY'S SECURITIES AND THE UNDERWRITER BECOMES A MARKET MAKER, THE UNDERWRITER MAY BECOME A DOMINATING INFLUENCE ON THE MARKET. THE UNDERWRITER DOES NOT HAVE ANY CURRENT PLANS OR AGREEMENTS TO OFFER AND/OR SELL ANY OF THE SECURITIES TO A SPECIFIC CUSTOMER OR CUSTOMERS. SUCH PURCHASERS, AS CUSTOMERS OF THE UNDERWRITER, SUBSEQUENTLY MAY ENGAGE IN TRANSACTIONS FOR THE SALE OR PURCHASE OF THE SECURITIES THROUGH AND/OR WITH THE UNDERWRITER, ALTHOUGH NO AGREEMENTS OR UNDERSTANDINGS, WRITTEN OR ORAL, EXIST FOR SUCH TRANSACTIONS, AND SUCH TRANSACTIONS MAY FURTHER ENHANCE THE UNDERWRITER'S DOMINATING INFLUENCE ON THE MARKET. SEE "RISK FACTORS--UNDERWRITER'S INFLUENCE ON THE MARKET MAY HAVE ADVERSE CONSEQUENCES."


               SPECIAL STANDARDS FOR SECURITIES SOLD IN CALIFORNIA

         Each California investor, and each transferee thereof who also is a California investor, must have an annual gross income of at least $65,000 and a net worth, exclusive of home, furnishings and automobiles, of at least $250,000, or in the alternative, a net worth exclusive of home, furnishings and automobiles, of at least $500,000. In addition, an investor's total purchase may not exceed 10% of such investor's net worth.

                               PROSPECTUS SUMMARY

         The following summary information is qualified in its entirety by the more detailed information and the Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

                                   THE COMPANY


         The Company was incorporated in Delaware in October 1995 under the name ReSeal Food Dispensing Systems, Inc. and changed its name to International Dispensing Corporation on September 12, 1996. The Company was formed primarily for the purpose of commercializing and marketing certain proprietary and patented delivery and dispensing technologies (the "Technologies") which, when utilized in dispensing flowable food and beverage products, are designed to maintain the sterility, purity and freshness of such product throughout the period of time it is being consumed (its "use life"), with the possibility of eliminating or reducing the need for adding preservatives to the product to keep it fresh and/or refrigeration throughout its use life.

         The Company will focus its marketing activities on the application of the Technologies in the Field of Use (as defined) set forth in that certain Amended and Restated License Agreement (the "Company License Agreement") between the Company and ReSeal International Corporation, a Florida corporation ("RIC"), which encompasses the food and beverage industries as broadly defined. Within such categories, the applications of the licensed technologies can be divided into a number of potential markets, including but not limited to the following:
(i) beverages, which include milk/cream, coffee, tea (hot and cold), hot chocolate, juices, sweeteners, baby formula, baby food (in puree form), wines and water; (ii) foods, which include soups, liquid eggs, liquid butter, sauces, yogurt, melted cheese (nachos), baby foods and hot toppings in liquid form; and
(iii) condiments, which include ketchup, barbecue sauce, mayonnaise, salad dressings, oils and mustard. See "Business--Strategic Focus."

         The Company licenses the Technologies from RIC, which technologies consist of barrier oriented, closed delivery and dispensing systems (the "Systems") composed of: (i) self-adjusting reservoir bodies, (ii) patented, barrier capable, unidirectional flow valves (the "Valve Assemblies"), and (iii) as required, mechanisms to activate and facilitate the product delivery and flow functions (the "Pump Assemblies"). The self-adjusting reservoir body of a System is designed to shrink in proportion to the amount of the product being dispensed through the Valve Assembly. The Valve Assemblies are designed to dispense a product without letting either air or contaminants flow back into the internal reservoir in which the remaining product is held. The Company believes that by maintaining the purity of the product that remains in the container, the Systems will provide higher levels of freshness for significantly longer periods of time and, if preservatives are eliminated, the level of purity, of a wide array of packaged flowable products. See "Business."

         The Company will undertake the formation of strategic alliances or direct license/supply agreements with major food and beverage companies currently generating substantial revenues from their existing markets. It is further intended that these relationships will include co-development of new products in tandem with the production of new dispensing systems which incorporate the ReSeal Technologies. Upon successful consummation of a strategic alliance or direct license/supply relationship, of which there can be no assurance, the customer or strategic partner will utilize the Technologies in conjunction with products that have an existing market share, as well as the System associated with the new products. See "Business."


         The Company's principal executive offices are at 342 Madison Avenue, Suite 1034, New York, New York 10173 and its telephone number is (212) 682-2244.

                                  THE OFFERING


Securities Offered
by the Company....................    833,334 Company Units. Each such Unit consists of two shares of Common Stock and two Class A Warrants.  The Class A Warrants will be  exercisable  commencing one year after the Effective Date. Each Class A Warrant  entitles the holder thereof to purchase one share of Common  Stock at $7.00 per share  during the  four-year period  commencing  one year from the Effective  Date.  The Class A Warrants are redeemable  upon  certain  conditions.  Should  all  of  the  Class  A  Warrants underlying the Company Units be exercised,  of which there is no assurance,  the
                                      Company  shall receive  additional  gross  proceeds  equal to  $11,666,676.  The
                                      Offering of the  Company  Units is being made on a "best  efforts,  all-or-none"
                                      basis. See "Description of Capital Stock" and "Underwriting."



Securities Offered by the
Selling Securityholders...........    787,500 Bridge Units.  Each such Unit is identical to the Company
                                      Units.  See "Underwriting."



Public Offering Price.............    $12.00 per Unit.



Common Stock Outstanding Prior to
the Offering(1)...................    7,900,000 shares.


Common Stock Outstanding After
Completion of the Offering(1)(2)..    9,566,668 shares.


Class A Warrants Outstanding after
Completion of the  Offering(3)....    3,241,668 Class A Warrants.


Use of Proceeds...................    The net proceeds of the Offering received by the Company will be used
                                      (i) to repay certain indebtedness, (ii) to pay licensing fees, and (iii) for general corporate purposes.  See "Use of Proceeds."


Risk Factors......................    The Units offered hereby involve a high degree of risk and immediate substantial dilution and should be purchased only by persons who can afford to sustain a total loss of their investment.  See "Risk Factors" and
                                      "Dilution."


Proposed OTC Bulletin Board
  Symbols(4)......................    Units:   IDCOU
                                      Common Stock:   IDCOC
                                      Class A Warrants:   IDCOW



(1) Does not include the 1,575,000 shares of Common Stock issuable upon the exercise of the Class A Warrants contained in the Bridge Units.


(2) Does not include: (i) 1,666,668 shares of Common Stock issuable upon the exercise of the Class A Warrants contained in the Company Units; (ii) 166,666 shares of Common Stock issuable upon the exercise of the Underwriter's Unit Purchase Option; and (iii) 166,666 shares of Common Stock issuable upon the exercise of the Class A Warrants included in the Underwriter's Unit Purchase Option.

(3) Does not include 166,666 Class A Warrants issuable upon the exercise of the Underwriters' Unit Purchase Option. See "Underwriting."


(4) Application will be made for the inclusion of the Units, Class A Warrants and Common Stock on the OTC Bulletin Board. See "Risk Factors--No Prior Public Market for Securities."

                             SUMMARY FINANCIAL DATA

         The following summary financial data is qualified in its entirety by, and should be read in conjunction with, the Company's Financial Statements and the Notes thereto appearing elsewhere in this Prospectus.


                                                       For the Period                              For the Period
                                                       from Inception                            from Inception
                                                     (October 10, 1995)                          (October 10, 1995)
                                                           through             Six Months              through
                                                        December 31,              Ended               June 30,
                                                             1995             June 30, 1996                 1996
                                                                               (unaudited)           (unaudited)

STATEMENT OF OPERATIONS DATA:

Revenues                                             $          --           $          --         $          --
General and administrative costs                           244,768                 451,491               696,259
Depreciation and amortization                                  882                     441                 1,323
Loss from operations                                       245,650                 451,932               697,582
Interest expense                                             4,145                  26,015                30,160
                                                     -------------           -------------         -------------
Net loss before extraordinary loss                   $     249,795           $     477,947         $     727,742
Extraordinary loss on retirement of debt             $          --           $     250,000         $     250,000
                                                     -------------           -------------         -------------
Net loss                                             $     249,795           $     727,947         $     977,742
                                                     =============           =============         =============

Net loss per share before extraordinary item         $       (.03)           $       (.06)
Extraordinary loss per share                         $          --           $       (.03)
                                                     -------------           -------------
Net loss per share                                   $       (.03)           $       (.09)
                                                     ============            ============

Shares used in computing net loss per
share amounts                                           7,900,000               7,900,000


                                                     December 31, 1995                  June 30, 1996
                                                     -----------------       ------------------------
                                                                                   Actual          As Adjusted (1)
                                                                                   ------          ---------------

BALANCE SHEET DATA:

Cash and cash equivalents                            $       5,168           $     488,379         $   7,660,142
Working capital                                        (3,840,377)             (3,943,023)             4,758,740
Total assets                                                27,788                 585,698             7,735,698
Current liabilities                                      3,845,545               4,431,402             2,901,402
Long term liabilities                                      175,000                      --                    --
Stockholder's equity (deficit)                         (3,992,757)             (3,845,704)             4,834,296


------------


(1) Adjusted to give effect to (a) the sale of the Units offered hereby, at an assumed initial public offering price of $12.00 per Unit, and (b) the application of the estimated net proceeds of this Offering, including (i) the repayment of the loans the Selling Securityholders made to the Company from October 1995 to April 1996 in the aggregate principal amount of $1,050,000 (the "Bridge Loans") and interest thereon and (ii) payments to the holders of certain convertible promissory notes issued by the Company (the "Convertible Notes") in an aggregate amount of $400,000. See "Use of Proceeds."

                                  RISK FACTORS

         The securities being offered hereby are highly speculative in nature and involve a high degree of risk. In addition to the other information included in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before purchasing the securities offered hereby.


         1. LACK OF PRIOR HISTORY; CURRENT LOSSES; DEVELOPMENT STAGE BUSINESS. The Company was recently formed for the purpose of licensing, marketing and commercializing the Technologies in the food and beverage industries, solely in the Field of Use (as defined). Since its inception, the Company's activities have been limited to the completion of the Company License Agreement, organizational and initial capitalization activities, product design and business development. Consequently, the Company has not generated any revenues to date and must be considered in its developmental stages. As of June 30, 1996, the Company had an accumulated deficit of $4,977,742, a stockholder deficit of $3,845,704 and a working capital deficit of $3,943,023.

         Although the Company's management and consultants have extensive experience in various aspects of the food and beverage industries, there can be no assurance that the Company will derive sufficient revenues and have sufficient funds available to develop the business contemplated in this
Prospectus successfully. The Company anticipates entering into license agreements, sublicense agreements or other revenue generating agreements relating to the Technologies. However, there can be no assurance that definitive agreements will be consummated and if consummated, when and on what terms. The operations of the Company will be subject to the risks inherent in the establishment of a new enterprise and uncertainties arising from the absence of an operating history. As a result of the start-up nature of the Company's business, operating losses can be expected. There can be no assurance that the Company can be operated profitably in the future.


         2. SUFFICIENCY OF CAPITAL; NEED FOR ADDITIONAL FINANCING. The Company is relying on the sale of the Company Units offered hereby and the receipt of the net proceeds therefrom to fund its initial operations and implement its proposed business plan. There can be no assurance, however, that the net proceeds of this Offering received by the Company will be adequate for these purposes. In the event that the net proceeds received by the Company from this Offering are not sufficient for its purposes, the Company may have to seek additional financing. There can be no assurance that such financing will be available in amounts and on terms which will enable the Company to pursue its business plan and which are otherwise satisfactory to the Company. The Company's inability to raise sufficient financing could have a material adverse effect on its business and on the value of the Company's securities. See "Use of Proceeds."


         As of June 17, 1996, according to the unaudited financial statements of RIC, RIC had outstanding indebtedness of approximately $3,800,000 which includes obligations with respect to the patents covered by the Company License Agreement. RIC shall receive licensing fees out of the proceeds of this Offering (see "Use of Proceeds") as well as possible licensing fees in connection with other applications of the Technology. RIC may need to seek additional financing to discharge the remaining indebtedness. There can be no assurance that such financing will be available in amounts and on terms satisfactory to RIC. RIC's inability to raise sufficient funds could affect its obligations in connection with the patents covered in the Company License Agreement.


         3. AUDITOR'S REPORT OF ACCOUNTANTS; COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN. As a result of the Company's current financial condition, the Company's independent auditors have modified their report on the Company's financial statements for the period October 10, 1995 (inception) to December 31, 1995, to include explanatory language regarding the Company's ability to continue as a going concern. The Company is in the development stage, and the Company's ability to continue in the normal course of business is dependent upon successful completion of this Offering to raise capital and the success of future operations. The uncertainties raise substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that the Company will not incur net losses in the future. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Financial Statements and Notes."


         4. UNCERTAINTY OF PATENT LICENSES AND PROPRIETARY RIGHTS IN EVENT OF BANKRUPTCY; ENFORCEABILITY CONTINGENT ON FINANCIAL CAPABILITIES. Initially, the Company's sole significant business activity will be dependent upon the Company License Agreement relating to the Technologies. The financial status of ReSeal International Limited Partnership, RIC's parent ("RILP"), RIC and the Company, due to an insufficiency of funds, could limit their ability to honor certain obligations under the Company License Agreement. See "--Sufficiency of Capital; Need for Additional Financing." Further, in the event of the bankruptcy of RIC or RILP, the status of the continuing obligations of the various parties to and under the Company License Agreement is unclear since a court in a bankruptcy proceeding might not enforce such continuing obligations. In addition, problems may arise relating to the Technologies or the patents held by RILP or RIC which may inure to the Company's detriment. While the Company intends to rely on the Company License Agreement and the patents and other proprietary rights of RIC licensed to the Company pursuant thereto, existing laws and regulations covering patents, trademarks and other intellectual property and proprietary rights provide limited practical protection. It is RILP's, RIC's and the Company's policy to file patents on improvements. However, no assurance can be given that they will receive any patents in the future based on its continuation of the technology. A patent for an invention registered in the United States generally expires after a term of 17 years and grants the holder of the patent the right to exclude others from making, using or selling the invention in the United States, and if the invention is a process, the right to exclude others from using or selling throughout the United States, products made by that process. The duration of patents granted outside the United States and the protections afforded thereby vary. Most of RILP and RIC's patents do not expire before 2009. See "Business--Patents, Trademarks and Other Intellectual Property."

         The grant of a patent does not preclude the possibility of unlawful infringement by third parties during the term of the patent or third parties alleging infringement on their patents, which the Company may not be able to prevent. While the Company believes its patent positions to be sound and substantial, sublicense and confidentiality agreements entered into by RILP, RIC or the Company with third parties may be difficult to enforce. Despite RILP, RIC and the Company's precautions, third parties may copy or infringe upon aspects of the Technologies and other products or technologies developed or licensed by RIC to the Company, or otherwise obtain or use information that the Company regards as proprietary, without the proper authorization of and remuneration to the Company.

         Even if an unlicensed competitor's products infringe upon the Technologies, it may be too costly to enforce such rights. An infringement action may require the diversion of funds from the Company's operations and may require management to expend effort that might otherwise be devoted to the Company's operations. Furthermore, there can be no assurance that the Company will be successful in enforcing its patent rights. In addition, others may develop and market competitive products or methods that do not use any of the technology within the Technologies and yet are equivalent or superior to the Technologies.

         Furthermore, the use of the Technologies and other products or technologies developed or licensed by RIC to the Company may infringe the proprietary rights of third parties, who might be able to prevent the Company from using the Technologies and such other products and technologies. In addition, the Technologies may become obsolete by new technology that does not infringe upon the patents licensed to the Company.


         5. ABSENCE OF RESEARCH AND MANUFACTURING FACILITIES; DEPENDENCE ON SUBCONTRACTORS. At the present time, the Company does not own any research laboratories or manufacturing facilities. Therefore, the Company will need to rely on subcontracting sources to support research and manufacturing. The Company does not currently have any written or oral contracts with such subcontractors and no assurance can be given that any will be entered into.
Also, there can be no assurance that the Company will construct or acquire research and/or manufacturing facilities, and if any such facilities are constructed or acquired, when this would occur or on what terms.


         6. NO ASSURANCE OF COMMERCIALIZATION OF TECHNOLOGY. The Company and RIC have produced prototypes using the System. The Company's engineers are in the process of determining how to reduce the materials and assembly costs so that the marketplace will perceive that the "value added" to a product by incorporating the Technology is worth the increased cost. In the past, RIC has conducted tests on early prototypes but there can be no assurance that, when commercially produced, the current prototypes will meet the standards necessary to be commercially successful.

         7. LIMITED HUMAN RESOURCES. The Company currently has limited human resources to market and sell the technology. As of September 11, 1996, the Company had three full-time employees. To the extent that the Company is unable to, or determines not to, enter into marketing agreements or third party distribution agreements for its products, significant additional resources will be required to develop a sales force and distribution organization. To the extent that the Company enters into co-marketing or other licensing arrangements with third parties, any revenues received by the Company will be shared with and will be dependent on the efforts of such third parties, and there can be no assurance that such efforts will be successful. See "Business--Marketing."

         8. ABSENCE OF INDEPENDENT SYSTEMS EFFICACY TEST RESULTS. RILP and RIC have utilized the services of a contract laboratory previously sponsored by RILP, to conduct testing and efficacy studies of the

Technologies. The System has been designed to maintain sterility, purity, freshness and integrity of products with the possibility of eliminating or reducing the need for preservatives and/or refrigeration. The System has been tested with a range of material compositions. Although not all combinations have proven to be effective, certain combinations of materials have proven to be satisfactory under certain laboratory controlled conditions. Although management believes that the Technologies can be adjusted to accommodate the specific requirements of each product utilizing the System, there can be no assurance that the System will be compatible or advantageous for use with any products that may be submitted by potential licensees or end customers for development. The Technologies have been subjected to numerous testing procedures. In addition, in all likelihood, any licensee or strategic alliance partner will assist in designing specific additional protocols for testing which relate to the use of the Technologies in order to demonstrate its performance and efficacy with respect to a specific product. There can be no assurance that the Technologies will satisfy testing standards and objectives established by potential licensees, end customers or strategic alliance partners.

         9. PRODUCT LIABILITY CLAIM AND UNINSURED RISKS. In commercializing, marketing and distributing the Technologies, Systems, or Valve Assemblies, the Company may be exposed to potential liabilities resulting from the use of the Technologies with particular products. Such liabilities might result from claims made directly by consumers, the sublicensee, or other users or sellers of the Technologies. The Company will seek to be named as a beneficiary under product liabilities policies of third party manufacturers where appropriate. To date, the Company does not have its own product liability insurance. While the Company intends to obtain product liability insurance on a cost effective basis, there can be no assurance that the Company will be able to obtain such insurance, or that such insurance, if obtained, would be adequate to protect the Company against potential liability.

         10. GOVERNMENT REGULATION. New preservative-free formulations of products which may be packaged utilizing the Technologies may likely require the approval of the U.S. Food and Drug Administration (the "FDA") and/or various state and local agencies in the United States. Products packaged for distribution outside of the United States may also be subject to similar foreign laws and regulation. Compliance with applicable laws and regulations could delay or impair the distribution of the Technologies.


         11. POTENTIAL ANTI-TAKEOVER EFFECTS. Certain provisions of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Company's Bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control of the Company. Such provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then current market value of the Common Stock. Such provisions may also inhibit increases in the market price of the Common Stock that could result from takeover attempts. The Company's Board of Directors has the authority to issue "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. The possible impact on takeover attempts could adversely affect the price of the Company's securities. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Capital Stock."

         12.   LITIGATION   INVOLVEMENT   OF   UNDERWRITER   MAY  HAVE   ADVERSE
CONSEQUENCES.

         Recent NASD Actions Involving Stratton Oakmont, Inc.

         The Company has been advised by the Underwriter that the NASD (District
10) filed a complaint (No. C10950081) on October 5, 1995 ("Complaint") against the Underwriter, Steven Sanders, the head trader of the Underwriter, Daniel M. Porush, the president of the Underwriter, and Paul F. Byrne, formerly the Underwriter's director of compliance (collectively, the "Respondents"), alleging various violations of the NASD Rules of Fair Practice. The Complaint consisted of three causes. The first cause alleged that the Underwriter and Mr. Sanders effected principal retail sales of securities at prices that were fundamentally excessive. The second cause alleged that the Underwriter and Mr. Sanders charged excessive markups. The third cause alleged the Underwriter and Messrs. Porush and Byrne failed to establish, maintain and enforce reasonable supervisory procedures designed to assure compliance with the NASD's rules and policies.

         On April 15, 1996 the NASD in its decision found all of the Respondents, except Paul Byrne, in violation of all three causes and imposed the following sanctions:

o Mr. Sanders was censured, fined $25,000 and was suspended from association with any member of the NASD in any capacity for a period of one year.

o The Underwriter was censured, fined $500,000 and was required to disgorge its excess profits to its customers, totaling $1,876,205, plus prejudgment interest. In addition, the Underwriter was suspended for a period of one year from effecting any principal retail transactions.

o Mr. Porush was censured, fined $250,000 and barred from association with any member of the NASD in any capacity.

         The Underwriter and Messrs. Porush and Sanders have appealed the NASD's decision, thereby staying imposition of the sanctions.

         If the sanctions imposed on the Underwriter are not reversed on appeal, the Underwriter's ability to act as a market maker of the Company's securities will be restricted. The Company cannot ensure that other broker dealers will make a market in the Company's securities. In the event that other broker dealers fail to make a market in the Company's securities, the possibility exists that the market for and the liquidity of the Company's securities may be adversely affected to such an extent that public security holders may not have anyone to purchase their securities when offered for sale at any price. In such event, the market for and liquidity of the Company's securities may not exist. It should be noted that although the Underwriter may not be the sole market maker in the Company's securities, it may likely be the dominant market maker in the Company's securities.

         In April 1996, the NASD settled an action whereby it fined the Underwriter $325,000 for fraud and other violations (which were neither admitted or denied) in connection with its underwriting of an initial public offering. Steven Sanders was fined $50,000 and was suspended for a period of 45 days from associating with an NASD member and agreed not to engage in any trading-related activities for any NASD member for a period of 50 days. The settlement also requires that the Underwriter file certain new supervisory procedures with the NASD. The Underwriter filed with the NASD on April 11, 1996 procedures relating to the conduct of associated persons during and preceding an initial public offering, which were aimed at preventing violations of Section 5 of the Securities Act and Rule 10b-6 violations and the type of arbitrary pricing which occurred in connection with the trading of securities underwritten by the Underwriter on January 16, 1991. These procedures have been in effect since April 11, 1996. See "Underwriting."

         The Company has been advised by the Underwriter that the NASD (District
10) filed a complaint (No. C10960080) on June 6, 1996 ("June 1996 Complaint") against the Underwriter, Daniel Porush, Steven Sanders, Irving Stitsky, formerly a registered representative of the Underwriter, and Jordan Shamah, a vice president and director of the Underwriter (collectively, the "Respondents"), alleging various violations of the Exchange Act and the NASD Rules of Fair Practice. The June 1996 Complaint consists of seven causes of action. The first cause alleges that the Underwriter, through Messrs. Porush and Sanders, engaged in the use of fraudulent and manipulative devices in the failure to make bona fide distributions in specified public offerings of securities underwritten by the Underwriter. The second cause alleges that the Underwriter, through Messrs. Porush, Sanders, Stitsky and Shamah, engaged in the use of fraudulent and manipulative devices in the failure to make a bona fide distribution of common stock of a company whose initial public offering was underwritten by the Underwriter. The third cause alleges that the Underwriter, through Messrs. Porush and Sanders for a period of three days, manipulated the common stock of such company. The fourth cause alleges that the Underwriter, through Mr. Sanders, charged fraudulently excessive markups in connection with the warrants of such company. The fifth cause alleges that the Underwriter, through Mr. Porush, violated the NASD's Free-Riding and Withholding Interpretation inasmuch as he allegedly allocated securities in certain public offerings to persons restricted from purchasing such securities. The sixth cause alleges that Messrs. Porush and Stitsky failed to adequately supervise the Underwriter's activity relating to the various alleged violations. The seventh cause alleges that the Underwriter and Mr. Porush failed to establish and maintain reasonable supervisory procedures to prevent the Underwriter's violative conduct. The Respondents have filed answers to the June 1996 Complaint denying all material allegations and alleged violations and are contesting the proceeding.

         In addition, the Company has been advised by the Underwriter that the NASD (District 10) filed a complaint (No. C10960068) on June 6, 1996 ("Complaint") against the Underwriter and Patrick Gerard Hayes, the compliance director of the Underwriter (collectively, the "Respondents"), alleging violations of the NASD Rules of Fair Practice. The Complaint consists of two causes of action. The first cause alleges that the Underwriter failed to report information regarding at least 59 customer complaints the Underwriter received during the relevant time periods as required by the NASD Rules of Fair Practice. The second cause alleges that the Underwriter, through its compliance director, failed to establish, maintain and enforce written procedures designed to ensure that the Underwriter complied with the NASD Rules of Fair Practice. The Respondents have filed answers to the Complaint and are contesting the proceeding.

         On or about July 13, 1996, the District Business Conduct Committee for District No. 10 ("District Committee") of the NASD issued a complaint against the Underwriter alleging that the Underwriter violated Article III, Section 1 and Article IV, Section 5 of the NASD Rules of Fair Practice by entering into settlement agreements with former customers which condition customers' ability to cooperate with NASD investigations. The charges in the complaint were upheld by the District Committee on this same date as well as the National Business Conduct Committee of the NASD, and a fine of $20,000 was assessed and the Underwriter was ordered to get the NASD's agreement on language used in certain customer settlement agreements. The Underwriter also is required, if asked by the NASD, to release customers from provisions in settlement agreements that impose conditions on a customer's ability to provide information to the NASD. The sanctions follow an appeal of findings that the firm used certain agreements when settling customer complaints that precluded, restricted, or conditioned customers' ability to cooperate with the NASD in connection with its investigation of customer complaints. The Underwriter also failed to release a customer from the restrictive provisions of such a settlement. This action had been appealed to the Commission and the sanctions aren't in effect pending consideration of the appeal. The Underwriter contests the charges and has perfected an appeal to the Commission.

         Permanent Injunction Granted--Stratton Oakmont, Inc. Enjoined to Comply with Recommendations of an Independent Consultant and an Independent Auditor Appointed Pursuant to an Administrative Order

         The Company has been advised by the Underwriter that the Commission instituted an action on December 14, 1994 in the United States District Court for the District of Columbia against the Underwriter. The complaint alleged that the Underwriter was not complying with the Administrative Order entered by the Commission on March 17, 1994 ("Administrative Order") by failing to adopt the recommendations of an independent consultant. The Administrative Order was previously consented to by the Underwriter, without admitting or denying the findings contained therein, as settlement of an action commenced against the Underwriter by the Commission in March 1992, which found willful violations of the securities laws such that the Underwriter:

         o     engaged in fraudulent sales practices;

         o engaged in and/or permitted unauthorized trading in customer accounts;

         o knowingly and recklessly manipulated the market price of a company's securities by dominating and controlling the market for those securities;

         o made improper and unsupported price predictions with regard to recommended over-the-counter securities; and

         o made material misrepresentations and omissions regarding certain securities and its experience in the securities industry.

         Pursuant to the Administrative Order, the Underwriter was censured and an independent consultant (the "Stratton Consultant") was chosen by the Commission to advise and consult with the Underwriter and to review and recommend new supervisory and compliance procedures. The complaint sought:

         o     to  enjoin  the  Underwriter  from  violating  the Administrative
               Order;

         o     an  order  commanding  the   Underwriter  to  comply   with   the
               Administrative Order;

         o     to have  a  Special   Compliance  Monitor  appointed  to   ensure
               compliance with the Administrative Order; and

         o the Underwriter claimed that the Stratton Consultant exceeded his authority under the Administrative Order and had violated the terms of the Administrative Order.

         On February 28, 1995, the court granted the Commission's motion for a permanent injunction (the "Permanent Injunction") and ordered the Underwriter to comply with the Administrative Order, which required the appointment of an independent consultant and a separate independent auditor and required that all recommendations be complied with, including the taping of all telephone conversations between the Underwriter's brokers and their customers. In granting the Commission's motion for a Permanent Injunction, the court determined that the Underwriter's conduct unequivocally demonstrated that there is a substantial likelihood that it will continue to evade its responsibilities under the Administrative Order. On April 20, 1995, the Underwriter filed an appeal to the United States Court of Appeals for the District of Columbia, and on April 24, 1995 filed a motion to stay the Permanent Injunction pending the outcome of the appeal. The motion to stay was denied. Subsequently, the Underwriter voluntarily dismissed its appeal. The failure by the Underwriter to comply with the Administrative Order or Permanent Injunction may adversely affect the Underwriter's activities in that the court may enter a further order restricting the ability of the Underwriter to act as a market maker of the Company's securities. The effect of such action may prevent the holders of the Company's securities from selling such securities since the Underwriter may be restricted from acting as a market maker of the Company's securities and, in such event, will not be able to execute a sale of such securities. Also, if other broker dealers fail to make a market in the Company's securities, the public security holders may not have anyone to purchase their securities when offered for sale at any price and the security holders may suffer the loss of their entire investment.

         Recent State Administrative Proceedings Involving Stratton Oakmont, Inc.--Possible Loss of Liquidity

         As a result of the Permanent Injunction, the States of Pennsylvania, Indiana and Illinois have commenced administrative proceedings seeking, among other things, to revoke the Underwriter's license to do business in such states. In Indiana, the Commissioner suspended the Underwriter's license for a three year period. The Underwriter has appealed the decision and has requested a stay pending appeal. The requested stay would maintain the status quo pending appeal. In Illinois, the Underwriter intends to file an answer to the administrative complaint denying the basis for revocation. The District of Columbia suspended the Underwriter's license pending the outcome of an investigation. The States of North Carolina and Arkansas also have suspended the Underwriter's license pending a resolution of the proceedings in those states. The States of
Minnesota, Vermont, and Nevada have served upon the Underwriter notices of intent to revoke the Underwriter's license in such states. The State of Rhode Island has served on the Underwriter a Notice of Intent to suspend its license in that state. The State of Connecticut has served on the Underwriter a notice of intent to suspend or revoke the Underwriter's registration in that state with a notice of right to hearing. In the State of Mississippi, the Underwriter has agreed to a suspension of its license pending resolution of certain claims and review of its procedures and practices by the state authorities. In addition, the Underwriter withdrew its registration in the State of New Hampshire (with the right of reapplication) and in the State of Maryland. There may be further administrative action against the Underwriter in Maryland. The Underwriter withdrew its registration in Massachusetts with a right to reapply for registration after two years, withdrew its registration in Delaware with a right to reapply in three years and agreed to a temporary cessation of business in Utah pending an on-site inspection and further administrative proceedings. The Underwriter's license in the State of New Jersey was revoked by an administrative judge pursuant to an administrative hearing, which revocation was affirmed by the New Jersey Bureau of Securities, and an appeal has been filed with the appellate division of the New Jersey Superior Court. The States of
Georgia, Alabama and South Carolina have lifted their suspensions and have granted the Underwriter conditional licenses. Such conditional licenses were granted pursuant to an order, which the Underwriter has proposed to various states, which provides provisions for: (i) the suspension of revocation, (ii) compliance with recommendations of the Consultant, (iii) an expedited claims mediation arbitration process, (iv) resolution of claims seeking compensatory damages, (v) restrictions on use of operating revenue, (vi) the limitation on selling group members in offerings underwritten by the Underwriter and the prohibition of participating as a selling group member in offerings underwritten by certain other NASD member firms, (vii) the periodic review of the Underwriter's agents, (viii) the retention of an accounting firm, and (ix) supervision and training, restrictions on trading, discretionary accounts and other matters.The State of Oregon, as a result of the Permanent Injunction, has filed a notice of intent to revoke the Underwriter's license subject to the holding of a hearing to determine definitively the Underwriter's license status, and the Underwriter, in this proceeding as well as other proceedings, expects to be able to demonstrate that the Permanent Injunction is not of a nature as to be a lawful basis to revoke the Underwriter's license permanently. Finally, the Underwriter has received an order limiting its license in the State of Nebraska. Such proceedings, if ultimately successful, may adversely affect the market for and liquidity of the Company's securities if additional broker-dealers do not make a market in the Company's securities. Moreover, should investors purchase any of the securities in this Offering from the Underwriter prior to a revocation of the Underwriter's license in their state, such investors will not be able to resell such securities in such state through the Underwriter but will be required to retain a new broker-dealer firm for such purpose. The Company cannot ensure that other broker-dealers will make a market in the Company's securities. In the event that other broker-dealers fail to make a market in the Company's securities, the possibility exists that the market for and the liquidity of the Company's securities may be adversely affected to such an extent that public security holders may not have anyone to purchase their securities when offered for sale at any price. In such event, the market for, and liquidity and prices of the Company's securities may not exist. It should be noted that although the Underwriter may not be the sole market maker in the Company's securities, it will most likely be the dominant market maker in the Company's securities. In addition, in the event that the Underwriter's license to do business is revoked in the states set forth above, the Underwriter has advised the Company that the members of the selling syndicate in this Offering may be able to make a market in the Company's securities in such states and that such an event will not have a materially adverse effect on this Offering, although no assurance can be made that such an event will not have a materially adverse effect on this Offering. The Company has applied to register this Offering for the offer and sale of its securities in the following states:
California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Illinois, Louisiana, New York, Rhode Island and Virginia. The offer and sale of the securities of this Offering are not available in any other state, absent an exemption from registration. See "Underwriting."

         FOR ADDITIONAL INFORMATION REGARDING STRATTON OAKMONT, INC., INVESTORS MAY CALL THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. AT 1-800-289-9999.

         Paul Carmichael v. Stratton Oakmont, Inc.

         The Company has been advised by the Underwriter that Honorable John E. Sprizzo, United States Judge for the Southern District of New York, on May 6, 1994 denied the class certification motion in Paul Carmichael v. Stratton Oakmont, Inc., et al., Civ. 0720 (JES), of the plaintiff Paul Carmichael. The class action complaint alleges manipulation and fraudulent sales practices in connection with a number of securities. The allegations were substantially similar and involve much of the same time period as the Commission's civil complaint (discussed above). The Company has further been informed that counsel for the class action plaintiff sought to re-argue the motion for class certification, which motion for re-argument was denied.

         13. DEPENDENCE UPON KEY PERSONNEL. The success of the Company's business is largely dependent upon the continued active participation of Jon Silverman, currently a consultant to the Company. Upon the closing of this Offering, the Company intends to engage the services of Mr. Silverman in the capacity of Chairman, Chief Executive Officer and President, pursuant to a three-year employment agreement. See "Management--Employment Agreements." In the event his services are lost for any reason whatsoever, the Company's business, financial condition and results of operations may be adversely affected.



         14. IMMEDIATE AND SUBSTANTIAL DILUTION. An investor in this Offering will experience immediate and substantial dilution. At June 30, 1996, the Company had a negative net tangible book value of $(3,915,367), or approximately $(.62) per share of Common Stock, based upon 6,325,000 shares outstanding. After giving effect to the sale of the Units offered hereby at an assumed initial public offering price of $12.00 per Unit ($6.00 per share) and the receipt and application of the estimated net proceeds therefrom, pro forma net tangible book value would have been $4,784,596 or approximately $.50 per share. The result will be an immediate increase in net tangible book value to existing stockholders of $1.12 per share and an immediate dilution to new investors of $5.50 per share. As a result, new investors will bear most of the risk of loss since their shares are being purchased at a cost substantially above the price that existing stockholders acquired their shares. See "Dilution."



         15. BEST EFFORTS OFFERING; ESCROW OF INVESTOR'S FUNDS. Since this Offering is being made on a "best efforts, all-or-none" basis, there can be no assurance that any of the Units will be sold. Under the terms of this Offering, the Underwriter is offering the Company's Units for a period of 90 days which may be extended up to an additional 30 days. Pending the sale of all Company Units, all proceeds will be held in an escrow account. No commitment exists by anyone to purchase all or any of the Units offered hereby. Consequently, subscribers' funds may be escrowed for as long as 120 days and then returned without interest thereon or deduction therefrom in the event all Company Units are not sold within the Offering Period. Investors, therefore, will not have the use of any subscription funds during the subscription period. See "Underwriting."

         16. ARBITRARY OFFERING PRICE. The initial public offering price of the securities offered hereby and the exercise price of the Class A Warrants have been arbitrarily determined by negotiations between the Company and the Underwriter and bear no relationship to the Company's earnings, book value or any other recognized criteria of value. See "Underwriting."

         17. FUTURE ISSUANCES OF STOCK BY THE COMPANY. The Company is authorized to issue 40,000,000 shares of Common Stock. Upon consummation of this Offering, there will be a total of 9,566,668 shares of Common Stock issued and outstanding. This total number of shares of Common Stock issued and outstanding does not include: (i) 1,666,668 shares of Common Stock issuable upon the exercise of the Class A Warrants included as part of the Company Units; (ii) 166,666 shares of Common Stock issuable upon exercise of the Underwriter's Unit Purchase Option; (iii) 166,666 shares of Common Stock issuable upon exercise of the Class A Warrants included in the Underwriter's Unit Purchase Option; and
(iv) 1,575,000 shares of Common Stock issuable upon exercise of the Class A Warrants included as part of the Bridge Units. See "Underwriting." The remaining shares of Common Stock not reserved for issuance in connection with the foregoing specific purposes, as well as 2,000,000 shares of Preferred Stock, may be issued without any action or approval of the Company's stockholders. Although there are no present plans, agreements or undertakings involving the issuance of such shares, any such issuance could be used as a method of making acquisitions of related businesses and for discouraging, delaying or preventing a change in control of the Company. There can be no assurance that the Company will not undertake to issue such shares if it deems it appropriate to do so. Any issuance of additional shares of Common Stock or securities convertible into shares of Common Stock may cause stockholders of the Company to suffer significant dilution which may adversely affect the market price of the Company's securities. See "Dilution," "Description of Capital Stock" and "Shares Eligible for Future Sale."

         18. UNDERWRITER'S UNIT PURCHASE OPTION. In connection with this Offering, the Company will sell to the Underwriter, for nominal consideration, the Underwriter's Unit Purchase Option to purchase up to an aggregate of 83,333 Units. The Underwriter's Unit Purchase Option will be exercisable for a period of four years commencing one year after the Effective Date, at an exercise price of 165% of the initial public offering price of the Units ($19.80 per Unit), subject to certain adjustments. The exercise price of the Class A Warrants included in the Units issuable upon exercise of the Underwriter's Unit Purchase Option during the period of exercisability shall be 165% of the exercise price of the Class A Warrants included in the Company Units and the Bridge Units ($11.55 per Unit). The holders of the Underwriter's Unit Purchase Option will have an opportunity to profit from a rise in the market price of the Common Stock, if any, without assuming the risks of ownership, with a resulting dilution in the interests of other stockholders. The Company may find it more difficult to raise additional equity capital while the Underwriter's Unit Purchase Option remains outstanding. At any time when the holders thereof might be expected to exercise this option, the Company would probably be able to obtain additional capital on terms more favorable than that provided by the Underwriter's Unit Purchase Option. The holders of the Underwriter's Unit Purchase Option have the right to require the registration under the Securities Act, of the Units, the Common Stock and the Class A Warrants included in such Units, and the Common Stock issuable upon exercise of such Class A Warrants, as well as certain "piggyback" registration rights. See "Description of Capital Stock--Registration Rights." The cost to the Company of effecting a demand registration may be substantial. See "Dilution" and "Underwriting."


         19. IMPACT OF PENNY STOCK REGULATIONS ON MARKETABILITY OF SECURITIES; BROKER-DEALER SALES OF THE UNITS. The Commission has adopted regulations which generally define "penny stock" to be an equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Because the Company's securities are not listed on Nasdaq or any national securities exchange, the Company's securities will, if their market price decreases to less than $5.00 per share, be subject to a rule, absent the availability of an exemption, that imposes additional sales practice requirements on broker-dealers who sell such "penny stocks" to persons other than established customers and accredited investors (accredited investors are generally persons having net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with a spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser's written consent to the transaction prior to sale, as well as disclosing certain information concerning the risks of purchasing low-priced securities on the market for such securities. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the aforementioned regulations will adversely affect the ability of broker-dealers to sell the Company's securities and the ability of purchasers in this Offering to sell their securities in the secondary market.

         20. NO OBLIGATION ON UNDERWRITER TO CONTINUE TO ACT AS MARKET MAKER. As of the date of this Prospectus, several brokerage firms, including the
Underwriter, have indicated their intention to engage in market making activities with respect to the securities. There is no obligation on the part of such brokerage firms to act, or the Underwriter to continue to act, as a market maker. In the event that the market makers cease to function as such, public trading in the Company's securities will be adversely affected or may cease entirely.

         21. NO PRIOR PUBLIC MARKET FOR SECURITIES. Prior to this Offering, there has been no public market for the Company's securities. Although the Company intends to apply for the inclusion of the Securities on the OTC Bulletin Board, there can be no assurance that such application will be approved or that, even if it is approved, a regular trading market for the Securities will develop after this Offering or that, if developed, it will be sustained. The OTC Bulletin Board is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than Nasdaq and quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for Nasdaq. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and purchasers of the Units may be unable to resell the Securities offered hereby at or near their original offering price or at any price. In the event the Securities are not included on the OTC Bulletin Board, quotes for the Securities may be included in the "pink sheets" for the over-the-counter markets. See "Underwriting."



         22. CONTRACTUAL OBLIGATION TO UNDERWRITER. The Company has agreed to pay fees to the Underwriter if the Underwriter arranges or assists with mergers and acquisitions for the Company during a period of five years commencing on the Effective Date. Further, in addition to an eight and one-half (8.5%) percent underwriting discount available to the Underwriter, the Company has also agreed to pay the Underwriter a non-accountable expense allowance of $50,000 and has agreed that for a period of three years from the Effective Date, the Underwriter shall be entitled to designate one individual as an observer to the Company's Board of Directors. In addition, the Company has agreed to pay the Underwriter, under certain circumstances, a fee of 4% of the exercise price of the Class A Warrants when such warrants are exercised. To the extent the foregoing compensation is paid from the proceeds of this Offering received from the sale of the Company Units, the amounts available to the Company will be reduced. On the closing date, the Company will sell to the Underwriter for nominal consideration the Underwriter's Unit Purchase Option to purchase up to an aggregate of 83,333 Units at 165% of the initial public offering price. See "Underwriting."



         23. CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE CLASS A WARRANTS. The Class A Warrants may not be exercised by the holders thereof unless at the time of exercise a registration statement covering the shares of Common Stock issuable upon exercise of the Class A Warrants is effective and such shares of Common Stock have been registered under the Securities Act and qualified, or deemed to be exempt, under the securities laws of the states of residence of the respective holders of such Class A Warrants. While the Class A Warrants are being registered herewith, there can be no assurance, however, that such registration statement will remain current or that such Class A Warrants will be properly qualified under applicable state securities laws, the failure of which may result in the exercise of the Class A Warrants and the resale or other disposition of Common Stock issued upon such exercise becoming unlawful. See "Description of Capital Stock--Class A Warrants."

         24. POTENTIAL ADVERSE EFFECT OF REDEMPTION OF CLASS A WARRANTS. The Class A Warrants may be redeemed by the Company at any time commencing two years from the Effective Date, at a redemption price of $.05 per Class A Warrant, upon 30 days' prior written notice, provided the closing bid price of the Common Stock as reported by the OTC Bulletin Board for 20 consecutive trading days ending within 10 days of the notice of redemption equals or exceeds $8.00 per share, subject to adjustment. Redemption of the Class A Warrants could force the holders to exercise the Class A Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Class A Warrants at the then current market price when they might otherwise wish to hold the Class A Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Class A Warrants at the time of redemption. See "Description of Capital Stock--Class A Warrants."

         25. EXERCISE OF CLASS A WARRANTS MAY HAVE DILUTIVE EFFECT ON MARKET. The Class A Warrants issued in connection with this Offering will provide, during their term, an opportunity for the holder to profit from a rise in the market price, of which there is no assurance, with resulting dilution in the ownership interest in the Company held by the then present stockholders. Holders of the Class A Warrants most likely would exercise the Class A Warrants and purchase the underlying Common Stock at a time when the Company may be able to obtain capital by a new offering of securities on terms more favorable then those provided by such Class A Warrants, in which event the terms on which the Company may be able to obtain additional capital would be adversely affected. See "Underwriting."

         26. UNDERWRITER'S INFLUENCE ON THE MARKET MAY HAVE ADVERSE CONSEQUENCES. Although the Underwriter has no legal obligation to do so, it may, from time to time in the future, make a market in and otherwise effect transactions in the Company's securities. To the extent the Underwriter acts as a market maker in the Units, the Common Stock or the Class A Warrants, it may be a dominating influence in that market. The price and liquidity of such securities may be affected by the degree, if any, of the Underwriter's participation in the market, inasmuch as a significant amount of such securities may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriter. Such market making activities, if commenced, may be discontinued at any time or from time to time by the Underwriter without obligation or prior notice. If a dominating influence at such time, the Underwriter's discontinuance may adversely affect the price and liquidity of the securities.

         Further, unless granted an exemption by the Commission to its Rule 10b-6, the Underwriter may be prohibited from engaging in any market making activities with regard to the Company's securities for the period from two or nine business days prior to any solicitation of the exercise of the Class A Warrants until the later of the termination of such solicitation activity or the termination, by waiver or otherwise, of any right that the Underwriter may have to receive a fee for the exercise of the Class A Warrants following the solicitation. As a result, the Underwriter may be unable to continue to provide a market for the Company's securities during certain periods while the Class A Warrants are exercisable, which may adversely affect the price and liquidity of the securities.

         27. ABSENCE OF DIVIDENDS. The Company intends to retain future earnings, if any, to provide funds for the operations of its business and, accordingly, does not anticipate paying any dividends on its Common Stock in the reasonably foreseeable future. See "Dividend Policy."

         28. SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET. All of the Company's 7,900,000 currently outstanding shares of Common Stock are "restricted securities" and, in the future, may be sold upon compliance with Rule 144 adopted under the Securities Act, or upon the filing and effectiveness of a registration statement with respect thereto. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of two years may sell an amount of such securities every three months equal to the greater of (i) one percent of the Company's issued and outstanding shares, or (ii) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is without volume limitation after the non-affiliate has held such shares for three years.


         The Company's stockholders and the Company have agreed not to sell, transfer, assign or issue any securities of the Company for a period of 24 months from the Effective Date, without the prior consent of the Underwriter.


         Prospective investors should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the Common Stock in any market which may develop and, therefore, the ability of an investor to market his shares may be dependent directly upon the number of shares that are offered and sold. See "Shares Eligible for Future Sale."


         This Offering includes 787,500 shares of Common Stock owned by the Selling Securityholders. The shares of Common Stock held by the Selling Securityholders may be sold commencing thirteen (13) months from the Effective Date, subject to earlier release at the sole discretion of the Underwriter, and such securities include a legend with such restrictions. The Underwriter may release the securities held by the Selling Securityholders at any time after all of the Company Units have been sold. The resale of the Bridge Securities is subject to prospectus delivery and other requirements of the Securities Act. The early release of the Selling Securityholders' Bridge Securities, which has occurred in previous offerings underwritten by the Underwriter, or the potential of such sales at any time, may have an adverse effect on the market prices of the securities offered hereby. See "Certain Relationships and Related Transactions," "Selling Securityholders" and "Underwriting."

                                 USE OF PROCEEDS


         The net proceeds to the Company from this Offering are estimated to be approximately $8,430,000 (after deducting the Underwriter's discount and commission, the non-accountable expense allowance and other estimated fees and expenses). The Company will not receive any of the proceeds from the sale of Bridge Securities by the Selling Securityholders.


         The Company presently intends that the net proceeds it receives from this Offering will be applied approximately as follows:

                                                                                                   Percentage of
                                                                                                         Net
         Description                                                            Amount                 Proceeds
         -----------                                                            ------             -------------
Administrative Expenses


         Management/Employee Compensation                                       $1,200,000               13.8%
         Consultant Compensation                                                   400,000                4.6%
Bridge Loan Repayment(1)                                                         1,130,000               13.0%
 Payment of Convertible Notes                                                      400,000                4.6%

Operating Costs and Working Capital


         General Overhead                                                          880,000               11.3%
         Licensing Fees(2)                                                       2,700,000               31.1%

         Product Development/

            Tooling/Equipment                                                    1,720,000               21.5%
                                                                                ----------              ------
                  TOTAL                                                         $8,430,000              100.0%



-------------



(1) Approximately $1,130,000 of the proceeds of this Offering received by the Company will be used to repay the principal from and interest on the Bridge Loans . The Bridge Loans bear interest at the rate of 8% per year and are due the earlier of the closing of this Offering or January 1, 1997.


(2) As of the Effective Date, the Company will have paid to RIC approximately $1,300,000 of the $4,000,000 licensing fee owed under the Company License Agreement. The remaining $2,700,000 shall be paid out of the proceeds of this Offering received by the Company.


         The Company anticipates, based on its currently proposed plans and assumptions relating to its operations, that the net proceeds of this Offering received by the Company, together with cash flow from operations, will be sufficient to satisfy its contemplated cash requirements for approximately sixteen months following consummation of the Offering. In the event that (i) the Company's plans change, (ii) the Company's assumptions change or prove to be inaccurate or (iii) the amount of proceeds of this Offering received by the Company or cash flow prove to be insufficient to fund operations (due to unanticipated expenses, technical difficulties, problems or otherwise), the Company would be required to seek additional financing sooner than anticipated. The Company has no current arrangements with respect to, or sources of, additional financing and there can be no assurance that additional financing will be available to the Company on acceptable terms, or at all. Any inability to obtain additional financing could possibly require the Company to significantly curtail its operations.

         The allocation of the net proceeds of the Offering set forth above represents management's best estimates based upon its present plans and certain assumptions regarding the Company's anticipated revenues and expenditures. If any of these factors change, the Company may find it necessary or advisable to reallocate some of the net proceeds within the above-described categories for other purposes, including but not limited to acquisitions of companies in related businesses.

         Proceeds received by the Company not immediately required for the purposes set forth above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other interest-bearing investments.


                                 DIVIDEND POLICY

         The Company expects that it will retain all available earnings generated by its operations for the development and growth of its business and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. Any future determination as to dividend policy will be made at the discretion of the Board of Directors of the Company and will depend on a number of factors, including the future earnings, capital requirements, financial condition and business prospects of the Company and such other factors as the Board of Directors may deem relevant.


                                    DILUTION

         The difference between the initial public offering price per share of Common Stock and the pro forma net tangible book value per share after this Offering constitutes the dilution to investors in the Offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. At June 30, 1996, the net tangible book value of the Company was $(3,915,367) or $(.62) per share.



         Without taking into account any other changes in the net tangible book value of the Company except for the sale of the Company Units offered hereby at an assumed initial public offering price of $12.00 per Unit ($6.00 per share of Common Stock) and the receipt and application of the estimated net proceeds therefrom, and without ascribing any value to the Class A Warrants included in the Units, the pro forma net tangible book value of the Company at June 30, 1996 would have been $4,784,596, or $.50 per share, representing an immediate increase in net tangible book value of $1.12 per share to the existing shareholders and an immediate dilution of $5.50 per share to new investors.



         The following table illustrates the foregoing information with respect to dilution to new investors on a per share basis:



Assumed initial public offering price per share(1)........................................                    $6.00
         Net tangible book value before Offering..........................................         $(.62)
         Increase attributable to purchase by new investors...............................           $1.12
                                                                                                   -------
Pro forma net tangible book value after offering..........................................                     $.50
                                                                                                             ------

Dilution of net tangible book value to new investors......................................                    $5.50
                                                                                                           ========


--------------

(1) Represents the initial public offering price per share, before deducting underwriting discounts and offering expenses payable by the Company.

         The following table summarizes, as of the Effective Date, the differences between existing stockholders and investors in this Offering with respect to the number and percentage of shares of Common Stock purchased from the Company (attributing no value to the Class A Warrants and not giving effect to the sales by the Selling Securityholders of the 787,500 Bridge Units), the amount and percentage of consideration paid and the average price paid per share, before deduction of offering expenses and underwriting discounts:

                                                         Shares Owned              Consideration        Price Per
                                                   Number        Percent       Amount        Percent       Share


Present Stockholders............................   7,900,000       82.6%   $  1,050,000       9.5%        $0.13
New Investors...................................   1,666,668       17.4%     10,000,008      90.5%        $6.00
                                                 -----------      ------     ----------      -----
         Total..................................   9,566,668      100.0%    $11,050,008     100.0%
                                                 ===========      ======  =============     ======


         The foregoing computations do not include (i) 1,575,000 shares of Common Stock issuable upon the exercise of the Class A Warrants contained in the Bridge Units; (ii) 1,666,668 shares of Common Stock issuable upon exercise of the Class A Warrants contained in the Company Units; (iii) 166,666 shares of Common Stock issuable upon exercise of the Underwriter's Unit Purchase Option; and (vi) 166,666 shares of Common Stock issuable upon exercise of the Class A Warrants included in the Underwriter's Unit Purchase Option.

                                 CAPITALIZATION


         The following table sets forth the capitalization of the Company (i) as of June 30, 1996, and (ii) as adjusted to reflect the sale of the Units offered hereby at an assumed initial public offering price of $12.00 per Unit and the application of the estimated net proceeds therefrom. For purposes hereof, no value has been ascribed to the Class A Warrants included as part of the Units.


                                                                                        June 30, 1996
                                                                              Actual                 As Adjusted(1)
Short-term debt, including current portion
  of long-term debt:  ............................................             $1,450,000                $        --
Long-term debt....................................................                     --                         --
 Stockholders' equity:
  Preferred Stock, par value $.001 per share:
         2,000,000 shares authorized, no shares
         issued and outstanding...................................                     --                         --
  Common Stock, par value $.001 per share:

         20,000,000 shares authorized, 6,325,000
         shares issued and outstanding;  9,566,668 shares
         issued and outstanding as adjusted(2) ...................                  6,325                      9,567
  Additional paid-in capital......................................              1,125,713                   9,802,471
  Accumulated deficit.............................................             (4,977,742)                 (4,977,742)
  ----------------------------------------------------------------             -----------                 -----------
         Total stockholders' equity...............................            $(3,845,704)                 $4,834,296
                                                                               ----------                 -----------
             Total capitalization.................................            $(2,395,704)                 $4,834,296
                                                                               =========-                ============




------------


(1) Adjusted to give effect to (a) the sale of the Units offered hereby, at an assumed initial public offering price of $12.00 per Unit and (b) the application of the estimated net proceeds of this Offering, including (i) the repayment of the $1,050,000 Bridge Loan and (ii) payments to the holders of the Convertible Notes. See "Use of Proceeds."


(2) Does not include (i) 1,575,000 shares of Common Stock issuable upon the exercise of the Class A Warrants contained in the Bridge Units; (ii) 1,666,668 shares of Common Stock issuable upon exercise of the Class A Warrants contained in the Company Units; (iii) 166,666 shares of Common Stock issuable upon exercise of the Underwriter's Unit Purchase Option; and
     (iv) 166,666 shares of Common Stock issuable upon exercise of the Class A Warrants included in the Underwriter's Unit Purchase Option.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION



         The Company was incorporated in Delaware in October 1995 under the name ReSeal Food Dispensing Systems, Inc. and changed its name to International Dispensing Corporation on September 12, 1996. The Company was formed primarily for the purpose of commercializing and marketing the Technologies licensed from RIC, which technologies consist of the Systems composed of: (i) self-adjusting reservoir bodies, (ii) the Valve Assemblies, and (iii) the Pump Assemblies. When utilized in dispensing flowable food and beverage products like milk, juice, wine, etc., Systems are designed to maintain the sterility, purity and freshness of such product throughout its use life, with the possibility of eliminating or reducing the need for adding preservatives to the product to keep it fresh and/or refrigeration throughout its use life. The self-adjusting reservoir body of a System is designed to shrink in proportion to the amount of the product being dispensed through the Valve Assembly. The Valve Assemblies are designed to dispense a product without letting either air or contaminants flow back into the internal reservoir in which the remaining product is held. The Company believes that by maintaining the purity of the product that remains in the container, the Systems will provide higher levels of freshness for significantly longer periods of time and, if preservatives are eliminated, the level of purity, of a wide array of packaged flowable products. See "Business."


         The Company will focus its marketing activities on the application of the licensed technologies in the Field of Use set forth in the Company License Agreement, which encompasses the food and beverage industries as broadly defined. Within such categories, the applications of the licensed technologies can be divided into a number of potential markets, including but not limited to the following: (i) beverages, which include milk/cream, coffee, tea (hot and cold), hot chocolate, juices, sweeteners, baby formula, baby food (in puree form), wines and water; (ii) foods, which include soups, liquid eggs, liquid butter, sauces, yogurt, melted cheese (nachos), baby foods and hot toppings in liquid form; and (iii) condiments, which include ketchup, barbecue sauce, mayonnaise, salad dressings, oils and mustard.


         The Company will undertake the formation of strategic alliances or direct license/supply agreements with major food and beverage companies currently generating substantial revenues from their existing markets. It is further intended that these relationships will include co-development of new products in tandem with the production of new dispensing systems which incorporate the ReSeal Technologies. Upon successful consummation of a strategic alliance or direct license/supply relationship, of which there can be no assurance, the customer or strategic partner will utilize the Technologies in conjunction with products that have an existing market share, as well as the System associated with the introduction of new products. See "Business."


RESULTS OF OPERATIONS

         The Company has not generated any revenues to date and must be considered in the development stage. The activities of the Company since inception in October 1995 have been primarily directed at formational activities including the completion of initial capitalization, pursuant to which the Company obtained aggregate capital of $2,250,000. These funds were procured through the issuance by the Company of the Convertible Notes, the Bridgeholder Options and the sale of Common Stock. See "Description of Capital Stock."

         In addition, the Company has engaged in on-going marketing discussions with a number of potential strategic alliance partners, licensees and end users of the ReSeal Technologies. In this regard, discussions have been conducted with major companies in Canada and the United States to explore opportunities in the product categories.
See "Business."


         The Company has reported a net loss from operations of $977,742 since inception.


FINANCIAL CONDITION

         As reflected in the financial statements, the Company has experienced continuing net losses and negative cash flows from operations and has maintained negative working capital and negative equity at June 30, 1996. The Company's continuing existence is dependent on its ability to raise additional capital and achieve and maintain profitable operations. The Company continues to be in the development stage and does not foresee operating revenue until fiscal year 1997. Management plans to finance the Company by obtaining additional financing through either this Offering or additional private placements of equity. As of June 30, 1996, the Company had liquid assets of $488,379.

                                    BUSINESS

OVERVIEW


         The Technologies consist of the Systems composed of (i) self-adjusting reservoir bodies, (ii) the Valve Assemblies and (iii) the Pump Assemblies. When utilized in dispensing flowable food and beverage products, Systems are designed to maintain the sterility, purity and freshness of such product throughout its use life, with the possibility of eliminating or reducing the need for adding preservatives to the product to keep it fresh and/or refrigeration throughout its use life. The self-adjusting reservoir body of a System is designed to shrink in proportion to the amount of the product being dispensed through the Valve Assembly. The Valve Assemblies are designed to dispense a product without letting either air or contaminants flow back into the internal reservoir in which the remaining product is held. The Company believes that by maintaining the purity of the product that remains in the container, the Systems will provide higher levels of freshness for significantly longer periods of time and, if preservatives are eliminated, the level of purity, of a wide array of packaged flowable products.


HISTORICAL SUMMARY


         Conceptualized in 1968 and initially patented in the early 1970's by RILP's predecessor, the technology underlying the creation of the Systems was acquired by RILP for further development and testing. By 1982, implementation of the Technologies resulted in the creation of Valve Assemblies composed of up to seventeen different parts. From 1982 to the present many modifications and improvements were made to the initial Technology in order to produce a commercially and economically viable product. Such modifications and improvements have resulted in the development of Valve Assemblies that to date are composed of only three principal parts and, therefore, have resulted in the current generation of Systems which the Company believes to be cost effective and commercially viable. Throughout more than fifteen years of development, RILP and RILP's predecessor corporation engaged in testing programs in an attempt to demonstrate the integrity and efficacy of the Technologies for its intended purposes, including, but not limited to, dye immersion tests and microbial challenge tests to define broadscale barrier function, and dispensing and delivery trials to define in use issues and factors. At various stages of the development of the Technologies, RILP obtained patents on the Technologies. Additionally, RILP maintains various trademarks. See "--Patents, Trademarks and Other Intellectual Property."


         Based upon certain limited market research and laboratory test results, the Company believes that the Technologies have application in numerous product areas. For example, the Company's initial marketing and commercialization efforts in the food and beverage area include wine, water, juices, coffee, tea, milk and other dairy products. The Company is working to develop Systems for these markets. The Company is also pursuing marketing opportunities with Systems that the Company intends to develop to dispense soups, condiments, sauces, edible oils and salad dressings. In addition, the Company believes that the range of products which can be dispensed through Systems is expanding as the Company identifies additional materials and structures which can be combined to produce Systems that are applicable to a greater number of products in the food and beverage industries. The most recent generation of Systems employs the Technologies for the first time within traditional packaging formats, including tubes, bags or "bag-in-a-box," and pouches. In all such cases, these basic systems would be adapted in a manner appropriate to specialized utilization within the Company's targeted markets which may include consumer, institutional and industrial applications. Consequently, distributors of flowable products should have the ability to employ the Technologies without significantly altering the outward appearance of their existing packaging.

         Previously, RILP had engaged research and development laboratory services to perform a variety of tests (including, but not limited to, dye immersion and microbial challenge tests), in accordance with basic scientifically accepted protocols, to determine the reliability of the Technologies to provide barrier capabilities in order to maintain contamination free and intact contents throughout the product's designated use-life. This is achieved by the dispensing of product without allowing contaminants to enter the self-adjusting reservoir to which Valve Assemblies are attached. The Company, based on such test results, believes that Systems, when structured appropriately for product and use specific objectives, should effectively protect the contents of the System from contamination under static and repeat use conditions for extended periods. See "Risk Factors--Systems Efficacy Test."

LICENSE AGREEMENT


         The Company was organized primarily for the purpose of licensing the Technologies in the Field of Use (as defined below) from RIC. The Technologies are licensed by RIC from RILP, on a worldwide exclusive basis in all of their applications, pursuant to a License Agreement dated November 16, 1992 (the "RIC License Agreement"). The Company has licensed the Technologies from RIC, on a worldwide exclusive basis, solely in the Field of Use pursuant to the Company License Agreement, and will endeavor to commercialize and market the Technologies to third parties for its implementation in the food and beverage industries.

         Pursuant to the Company License Agreement, RIC granted the Company a royalty-free exclusive worldwide license for an aggregate of $4,000,000 and 2,900,000 shares of Common Stock, to (i) directly or indirectly make (or subcontract to make), use, sell and otherwise commercially exploit the Technology, solely in the Field of Use, and (ii) grant sublicenses to affiliated and non-affiliated third parties, solely in the Field of Use, provided, however, that the Company shall not be permitted to sublicense the right to manufacture the Valve Assemblies. "Field of Use" means the use of the Technology to make, use, lease, sell or distribute (a) any food or beverage dispensers or containers that embody the Technology or the manufacture, use, lease, sale or distribution of which uses the Technology (collectively, the "Product") intended for use in any acceptable food and beverage application. This includes but is not limited to an industrial or commercial place of business in the preparation of food or beverage at such place of business, (b) any food or beverage Product intended for use in an industrial or commercial place of business by a customer purchasing food or beverage at such place of business for consumption on or off the premises of such place of business, or (c) any food or beverage Product intended to be sold to or by food or beverage wholesale price discounters, retailers and similar establishments that sell food or beverage to consumers.

         The Company is primarily responsible for all research and development activities necessary to exploit fully the commercial possibilities of the Technology. The research and development activities shall include testing of proposed Products and ongoing technical support for the modification, improvement, enhancement, development or variation of existing Products and the development of new Products. RIC is responsible for causing RILP to manage all intellectual property associated with the Technology, including patents and trademarks, in order to maximize its commercial potential. This obligation includes the prosecution of all patent and trademark applications, subject to the Company's approval of budgets and expenditures in advance, and, in the sole discretion of RIC (or upon receipt by RIC of the Company's commitment to pay 100% of the related reasonable costs and expenses), all suits against third parties for infringement of patents or trademarks. If RIC or RILP is unwilling or unable to undertake such patent obligations, then the Company is authorized to undertake such obligations on behalf of RILP.

         The Company License Agreement may not be assigned by either party thereto without the express written consent of the other party, except that the Company may sublicense applications of the Technologies within the Field of Use at its own discretion and may subcontract, but not sublicense, for the manufacturing of components incorporating the Technologies in the Field of Use.


STRATEGIC FOCUS


         The Company will focus its marketing activities on the application of the Technologies to the food and beverage industries, specifically the food service and consumer products markets. First, the Company plans to market the Technologies to the food service industry, which purveys bulk foods and beverages such as milk, juices, wine and condiments to restaurants, fast food chains and institutions. In this industry, there is a trend, away from the traditional large tins for condiments and the cartons for milk and juice, to one, two and three gallon plastic bags that are shipped in corrugated boxes to the food outlet, where they are inserted into a permanent counter-dispenser-unit for customer and/or kitchen food preparation use. The Company intends to market the Valve and the System for application to the products mentioned above, on a worldwide basis. The Company will approach companies that already are marketing their products in a bag-in-a-box. The Company believes that the System is ideal for the bag-in-a-box format since the bag is already a collapsible container and thus only minimum alterations in the production line, if any, will need to be made to incorporate it into the System.

         Second, the Company plans to market the Technology to companies that sell food and beverage products directly to the consumer through supermarkets, grocery stores and other retail outlets. For example, sellers of wines and fruit juices in the bag-in-a-box format can utilize the Technology since these products tend to spoil quickly after being opened and exposed to air and airborne contaminants, which is what the Systems are designed to prevent. Also, the System would enable many consumer products to be marketed in larger, economy sizes, which would otherwise spoil. While in many cases the bag-in-a-box format would be used, the System can be used with a variety of tubes and pouches, and thereby is applicable to condiments, salad dressings and baby foods. The Company believes that the System also has the potential to be used with concentrated liquid products (i.e., teas, coffees, juices, etc.) packaged without the use of preservatives.

         In addition, in many countries around the world, the milk market is dominated by ultra high temperature ("UHT") milk, which if unopened will remain fresh without refrigeration for up to one year. Once opened, UHT milk must be refrigerated and has the same shelf-life as regular pasteurized milk, a number of days. With the System, various bag-in-a-box sizes of UHT milk can be sold, dispensed from, and still remain fresh, without refrigeration, for a longer period of time.

         The Company has engaged in preliminary marketing discussions with a number of potential strategic alliance partners, licensees and end users of the Technologies and has had preliminary discussions with a substantial dairy company which supplies milk products in a food service capacity to the restaurant industry, including fast food franchise operations and commercial establishments throughout Canada. Management has also had discussions regarding the use of Technologies in connection with a bag-in-a-box creamer for offices, fast food outlets and coffee bars, as well as possible applications for yogurt and the baby food industry. Based upon discussions that have taken place between the Company and potential users, the Company intends to focus its initial marketing efforts in the areas of wine, milk and condiments for the food service industry.

         Management anticipates that the Technology will prove capable of accomplishing these objectives at commercially viable cost structures. There can be no assurance, however, that any agreement will be entered into between the Company and any products provider, or that if such agreement is reached that the products marketed utilizing the Technology will ultimately obtain commercial success.

         To oversee product development, the Company has engaged the services of Michael Handler, a product development engineer, to create bag-in-a-box prototype systems for application in the wine, milk, condiment and baby-bottle design industries. It is anticipated that these prototype systems will embody the fundamental approach to the Systems. It is anticipated that various Systems will be prepared in advanced prototypical form during the third and fourth quarters of 1996.


COMPETITION AND OPPORTUNITIES IN THE PACKAGING INDUSTRY


         Most competing dispensing technology is designed to inhibit the contamination of various products, minimally. When a can, bottle or other dispenser, such as a bag-in-a-box, is initially used and a portion of its contents is dispensed, the remaining contents becomes contaminated as air is drawn into the vessel to fill the space created by the displaced contents or the dispensing mechanisms are simply not capable of functioning as an adequate barrier. Air transports various types of contaminants which can lead to the degradation of a product, as well as basic oxidation processes initiated or accelerated by the air itself. In effect, a System dispenses in an outward direction as product leaves the package, but the system seals itself closed when the dispensing is completed. Thus, Systems are designed to maintain a product's purity throughout the product's use-life by virtue of being closed and by providing appropriate mechanical barriers to contamination while the product is being dispensed. The Company believes that the Technologies provide the only commercially viable closed delivery and dispensing system, which allows for continuous delivery of a product in the desired metered or measured amounts while maintaining the product's purity.


         Competition

         The Company's competition are the manufacturers of all existing packages and bottles that contain flowable food and beverage products. Typically, large sizes of beverages and other flowable products, such as condiments, certain fruit juices and wine, will remain fresh without refrigeration for a relatively long period of time before being opened; however, once the container is opened, the contents will spoil within a short period of time. In the case of containers with general purpose valves, where the product is dispensed by applying pressure with a finger, the product flows out at the same time air enters the container, thereby accelerating the spoilage of the remainder of the product, and the repeated use of fingers directly adjacent to the spout also can lead to unsanitary conditions. There are several faucet-type valves that eliminate some of the sanitary problems described above, but they are costly and not widely used. Also, there are soda-fountain-type pumps utilized for various condiments employing stainless steel or plastic containers into which the condiments are poured and which may encounter spillage onto the dispensing mechanism during the course of a day and require frequent servicing. To be sanitary, these pumps need to be disassembled, cleaned and sterilized daily.

         The System should offer a distinct advantage over each of these systems in that it is designed to prohibit the flow of air and contaminants back into the system when product is being dispensed and it is anticipated that it will require no cleanup, since the product will always be contained in a bag or a pouch and the entire system will be disposable and recyclable. A self-contained system, like the System, provides the opportunity for considerably more product purity and cleanliness.


         Design Advantages


         The Technology is designed to keep products fresher and purer while being consumed, potentially with less preservatives and sometimes without refrigeration. In instances where available on premises, additional precise temperature control in conjunction with the Systems will provide vendors with the ability to serve and sell perishable products at their optimum temperature.


         Possible Future Alliances


         The Company plans to enter into strategic alliances, supply agreements, direct license agreements and joint ventures with leaders in the food and beverage industry. However, to date, the Company has not entered into any such alliances, agreements or ventures and there can be no assurance that the Company will be able to in the future. Under such agreements, the Company anticipates that under some circumstances the sublicensee will pay a license fee of a negotiated sum to the Company upon entering into the sublicense. Thereafter, the Company would receive income from sale of Valve Assemblies or other components of the Systems and, under certain circumstances, royalties and profits from the sale of products employing the Technologies. The Company may provide the relevant Technologies to its customers and, with input from the customers, assist in transferring and adapting the Technologies to specific product requirements. As some customers may choose to take a more active role in adapting the Technologies to their specific product, a portion of development and marketing costs and a portion of the costs of adapting the Technologies to a particular application may be borne by the sublicensees or supply partners. The particular relationship between the customer and the Company will vary depending on each party's resources and needs. Therefore, a variety of structuring and cost sharing alternatives may be used by the Company in commercializing the Technologies.

         All component parts of the Systems must be made of materials which are compatible with the specific contents or formulation to be dispensed. Systems must be adapted to meet the specific requirements of the particular product and to the desired type of delivery to allow the dispensing of a flowable product in accordance with such customer's needs. In light of the potentially undesirable health effects of preservatives in certain products and other market factors and the adaptability of the Technologies in the dispensing of non-preserved products in a variety of applications, the Company believes that significant marketing opportunities exist in the United States and around the world for the establishment of strategic alliances involving Systems for various applications and product categories. The Company will endeavor to integrate other existing technology with Systems which can be commercialized, marketed and manufactured in a wide variety of applications, worldwide. The Company anticipates that, in many cases, the Technologies will facilitate positive changes in the nature of product formulation, quality and efficacy.

         In addition to all the advantages inherent in a barrier system, the Company believes that the System will offer basic mechanical advantages, including without limitation portion control and a pumping mechanism that will enable customers to mix concentrates (such as teas and juices) with water when being served.


PATENTS, TRADEMARKS AND OTHER INTELLECTUAL PROPERTY


         RILP has been granted numerous patents and trademarks covering Systems and their component parts.


         The Company License Agreement includes all of the patents RIC licensed from RILP. These patents encompass a broad range of delivery and dispensing technologies and product applications for food and beverages. The following sets forth a summary of certain key patents.

1. A valve assembly for a container permitting the easy dispensing of fluid while preventing backflow of contaminants through the valve assembly into the container holding the remaining fluid.
                                  U.S. Patent No. Re. 34,243 (Expiration Date:
                                  July 11, 2006)

2. An enclosing sleeve for a one-way valve presses an elastomeric sheath against the valve body to provide a seal between the sheath and the valve body. In addition, the sleeve can form a closure over the outlet end of the valve body protecting it from contamination or contact with contaminating surfaces.
                                    U.S. Patent No. 5,092,855 (Expiration Date:
                                    March 3, 2009)

3. An elastomeric sleeve stretched over the valve body with ring-shaped enlargements on each end forming "molded o-rings" in tight sealed contact to the valve body.
                                    U.S. Patent No. 5,305,783 (Expiration Date:
                                    April 26, 2011)

4. A fluid dispensing unit includes a collapsible reservoir with a one-way valve at its outlet for directing flow into a metering chamber. The metering chamber has an outlet connected to another one-way valve which prevents backflow of contaminants into the container after fluid is dispensed. Both the collapsible reservoir and the metering chamber can be completely collapsed to ensure that the dispensing unit is completely empty.
                                    U.S. Patent No. 5,279,447 (Expiration Date:
                                    January 18, 2011)

5.       A disc shaped valve body enclosed  circumferentially  by an elastomeric
         membrane.   Fluid  flows  through  separate   passageways  between  the
         circumferential edge of the valve body and the elastomeric membrane.
                                    U.S. Patent No. 5,279,330 (Expiration Date:
                                    January 18, 2011)

6. A one-way valve assembly with a cover member which encloses an expandable elastomer sleeve and valve body and which presses the sleeve into fluid-tight contact with the valve body at two axially spaced locations.
                                    U.S. Patent No. 5,305,786 (Expiration Date:
                                    April 26, 2011)

7. A dispenser with two separate collapsible chambers, each holding a component or substance to be mixed before use with at least one component being in a flowable condition. A one-way valve permits flow of the flowable component into the other chamber and prevents any backflow, thereby providing the dispensing of a mixture having a short use lifetime where the components of the mixture are capable of being stored separately for an extended period.
                                    U.S. Patent No. 5,353,961 (Expiration Date:
                                    October 11, 2011)

8. An embodiment that replaces the tubular or disc shaped valve core with a flat valve platform more appropriate for higher speed and lower cost manufacturing. The elastomeric sheath can be executed as a flat sheet from roll stock. A housing component protects the sheath while providing the necessary sealing and resistance needed for successful functioning.

                                    U.S. Patent Pending/Allowed;Application No.
                                    08/327,608

9. A one-way vacuum actuated sheath valve with a flat elastic membrane held in tension over a convex valve platform under a conforming cover with inlet and outlet channels. The cover includes an expansion area on the cover surface adjacent to the membrane and between the inlet and outlet. Liquid flows through the valve when it is drawn by a vacuum. The vacuum operates on both the flow path exit, but also above the membrane, lifting it to open the flow path. Discontinuance of the vacuum allows the membrane to seal the inlet and outlet, thus again preventing any flow between them.

                                    U.S. Patent Pending/Allowed; Application No.
                                    08/398,771

PROPERTIES

         The Company currently leases, from a non-affiliated third party, approximately 3,716 square feet of space for its principal executive office at 342 Madison Avenue, New York, New York 10173. The monthly rental on this property is $7,509. Management believes that this facility is adequate for the Company's intended activities in the foreseeable future. The lease terminates on November 20, 1997. If this lease is not renewed, the Company does not anticipate any significant problems in finding suitable alternative space.

EMPLOYEES


         As of September 11, 1996, the Company employed three persons. The Company anticipates that the number of employees will increase to seven persons upon completion of this Offering, as it expects to hire Jon Silverman as its Chief Executive Officer, as well as to add a senior marketing person, engineer and office manager.


         Jon Silverman, as a consultant, and Joseph Koster, have been specifically dedicating time to the marketing of the Technologies to food and beverage industries. In addition, Michael Handler has been hired as a consultant. The backgrounds and experience of these individuals are set forth in the section entitled "Management."


LITIGATION

         The Company is not a party to any legal proceedings. However, certain affiliates of RIC and the Company were named as defendants in a complaint filed on or about October 31, 1994, alleging, among other things, breach of fiduciary duty, mismanagement, waste and fraud. A settlement in connection therewith has been entered into, which includes the dismissal with prejudice of the lawsuit. See "Certain Relationships and Related Transactions--Settlements of Legal Proceedings--Stanson Settlement."

         In addition, certain affiliates of RIC and the Company were named as defendants in a complaint filed on or about December 11, 1992, alleging, among other things, violation of certain federal securities laws, common law fraud and negligent misrepresentation. A settlement in connection therewith has been entered into, which provides for the eventual dismissal with prejudice of the lawsuit upon satisfaction of certain conditions. See "Certain Relationships and Related Transactions--Settlements of Legal Proceedings--Banco Settlement."


                                   MANAGEMENT

         The executive officers, directors and significant employees of the Company are as follows:

                Name              Age     Position(s)
                ----              ---     -----------

         David W. Brenman         40      President, Treasurer and Director
         Joseph F. Koster, Jr.    61      Secretary and Director
         George V. Kriste         49      Director
         Gregory B. Abbott        46      Director
         Jon D. Silverman         55      Consultant
         Michael D. Handler       46      Consultant

         David W. Brenman has been the President, Treasurer and a director of the Company since its inception. He also has served as a member of the Executive Committee, Chief Financial Officer and Treasurer of RIC from May 1993 through September 12, 1996 and has been a director of RIC since May 1993. Mr. Brenman has been a self-employed attorney and financial consultant since 1988. Prior thereto, he was a Vice President of Lloyds International Corporation, the merchant banking subsidiary of Lloyds Bank Plc from 1986 to 1988. Mr. Brenman served as President of Cogenco International, Inc., a publicly held corporation engaged in the energy industry, from 1984 to 1986 and is currently a member of the Board of Directors and an executive officer of that company. Mr. Brenman is a member of the Board of Directors and serves as President of Taltos SpA, an Italian corporation engaged in the production of ultra-thin stone products. Prior to 1986, Mr. Brenman was an associate with the law firm of Brenman, Raskin, Friedlob, and Tenenbaum P.C. of Denver, Colorado, where he specialized in the fields of taxation and securities law. Mr. Brenman is also a member of the Board of Directors of U.S. Energy Corp., a corporation engaged in the mining and mineral industry.

         Joseph F. Koster, Jr. will serve as Executive Vice President of the Company as of the closing of this Offering. He has been the Secretary and a director of the Company since October 26, 1995. From January 1992 through October 1995, he was a consultant to RIC, RPS, RILP and ReSeal Technologies and Advancements, Inc., RILP's general partner, where he principally worked in marketing and in setting up their investment banking relationships. From 1964 to 1966, Mr. Koster worked at Colgate Palmolive, where he reached the level of National Brand Manager. From 1966 to 1974, he was a partner at Brown Elders Koster Enterprises, a marketing company. Thereafter, prior to 1992, he was a self-employed business consultant and writer.

         George V. Kriste has served as a director of the Company since October 26, 1995. He has been the Chairman and Chief Executive Officer of New Century Media, a radio station owner, since January 1992. Prior thereto, he had been the Chief Operating Officer of Cook Inlet Region, an investment company formed by the Federal government for Alaska natives, since 1977.

         Gregory B. Abbott has served as a director of the Company since October 26, 1995. Mr. Abbott has been a private investor and a writer for more than the past five years. From 1973 to 1986 he was employed by Ithaca Industries ("Ithaca"), a private label manufacturer of pantyhose, men's and women's underwear, and T-shirts. From 1979 to 1986 he served as Chairman and CEO of Ithaca, during which time the company grew from having just one major customer to over 400, and in the process became the largest private label maker in the U.S. in each of its product lines. Mr. Abbott also negotiated a leveraged buyout of Ithaca with Merrill Lynch and Butler Capital.


         Jon D. Silverman has served as a consultant to the Company since its inception. It is the present intention of the Company to engage the services of Mr. Silverman as its Chairman, President, Chief Executive Officer and director of the Company upon completion of this Offering. Since 1980 he has served as the principal of Tilis Products, Inc., his own specialized international business consulting, mergers and acquisitions firm (including capital formation) in the food, beverages and other consumer products and services industries. He has served on the Board of Trustees of the United Hospital, Port Chester, New York for the past 15 years (he is currently an Honorary Trustee) and for a number of years, prior to May 1995, had served as Vice Chairman thereof; is a director of Pastificio Gazzola, Mondovi, Italy, a leading pasta exporter; and a past director of Combined Moretti/Prinz Brau Breweries, a subsidiary of John Labatt, Ltd. From 1979 to 1980, he was Executive Vice President of Esquire, Inc., an educational, magazine and music publishing firm, manufacturer of lighting equipment and importer of sporting goods. Before that he was employed by the Seagram Company, Ltd. from 1965 to 1979, where he held numerous positions, including President of Seagram, Germany, and Executive Vice President of Seagram Overseas Sales Company, the international division of Seagram.


         Michael D. Handler has served as a consultant to the Company since March 1996. Since January 1994, he has been the President and Chief Executive Officer of Nologies, Inc. ("Nologies"), a product and technology development company. From May 1993 through January 1994, he held various positions with RIC and its affiliates, including Vice President of Research and Development. Prior thereto he worked at a private contract research and development consulting company for 19 years. He has 25 years of experience in the management and implementation of research and development activities.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation for services, in all capacities for fiscal 1995, of those persons who were, at the end of fiscal 1995, the Chief Executive Officer and the most highly compensated executive officers of the Company (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                               ANNUAL COMPENSATION             COMPENSATION


                                      Other
     Name and                                              Annual          Restricted   Securities       All
     Principal          Fiscal                          Compensation          Stock     Underlying      Other
    Position(1)          Year      Salary($)   Bonus($)    ($)(2)           Awards($)   Options(#) Compensation($)
    -----------          ----      ---------   --------    ------           ---------   ---------- ---------------

David Brenman            1995     $18,000        --          --                --           --          --
President

 -----------------

(1)  No executive officer earned more than $100,000 in fiscal 1995.

(2) The Company has concluded that the aggregate amount of perquisites and other personal benefits paid to each of the Named Officers did not exceed the lesser of (i) 10% of such officer's total annual salary and bonus for fiscal 1995 and (ii) $50,000. Thus, such amounts are not reflected in the table.

         The Company plans to submit for approval of its stockholders, in the near future, a stock option plan covering 1,200,000 shares of Common Stock.

EMPLOYMENT AND NON-COMPETE AGREEMENTS

         Jon D. Silverman

         It is anticipated that the Company will enter into a three-year employment agreement with Jon Silverman upon the closing of this Offering. Pursuant to such proposed employment agreement, Mr. Silverman will receive a monthly salary of $15,000. In addition, the Company will be obligated to pay the premium on his $1,000,000 life insurance policy, to which his estate is the beneficiary. This insurance policy is in addition to the $1,000,000 key-man life insurance policy to be maintained by the Company on the life of Mr. Silverman. He will also be entitled to customary benefits and perquisites.

         Michael D. Handler

         The Company has entered into an agreement, dated March 5, 1996, with Nologies, under which Nologies will assist in (i) the directing and managing of product and technology development, (ii) licensing and strategic alliance pursuits, and (iii) other related services that the Company may request from time to time, in the area of food and beverage dispensing and delivery systems. The term of such agreement is for twelve months and may be terminated upon 30 days written notice. The Company shall pay Nologies $8,000 per month and reimburse it for reasonable documented business expenses. Pursuant to the terms of such agreement, Nologies agrees (a) not to disclose, at any time, any confidential business or technical information or trade secrets acquired during its association with the Company and which relates to the present or contemplated business of the Company, whether or not conceived of, discovered, developed or prepared by Nologies, (b) during the term of the agreement and for a one year period thereafter, it will not represent, consult, serve, or be employed by any competing enterprise, and (c) never to divulge any confidential information to any third party.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, Article Eighth of the Certificate of Incorporation requires that the Company indemnify all persons whom it may indemnify pursuant thereto to the fullest extent permitted by Section 145.

         In addition, Article Seventh of the Certificate of Incorporation provides that directors and officers of the Company shall not be personally liable for monetary damages to the Company or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of (i) a breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) an act related to the unlawful stock repurchase or payment of a dividend under Section 174 of Delaware General Corporation Law, and (iv) transactions from which the director derived an improper personal benefit.

         The Company intends to procure and maintain a policy of insurance under which the directors and officers of the Company will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMPENSATION OF DIRECTORS

         Non-employee directors of the Company will be reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the Board of Directors and any committees on which they may serve. Directors do not presently receive any fees for attendance or participation at Board or committee meetings.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LICENSE AGREEMENT


         The Company has licensed the Technologies from RIC, on a worldwide exclusive basis, solely in the Field of Use pursuant to the Company License Agreement, and will endeavor to commercialize and market the Technologies to third parties for its implementation in the food and beverage industries. Pursuant to the Company License Agreement, RIC granted the Company a royalty-free exclusive worldwide license for an aggregate of $4,000,000 and 2,900,000 shares of Common Stock, to (i) directly or indirectly make (or subcontract to make), use, sell and otherwise commercially exploit the Technology, solely in the Field of Use, and (ii) grant sublicenses to affiliated and non-affiliated third parties, solely in the Field of Use, provided, however, that the Company shall not be permitted to sublicense the right to manufacture the Valve Assemblies. From October 1995 to the Effective Date, the Company has paid RIC $750,000 and has advanced an aggregate of approximately $550,000 to RIC, which shall be offset against the $4,000,000 license fee discussed above. The remaining $2,700,000 shall be paid out of the proceeds of this Offering received by the Company.

         The Company is primarily responsible for all research and development activities necessary to exploit fully the commercial possibilities of the Technology. The research and development activities shall include testing of proposed Products and ongoing technical support for the modification, improvement, enhancement, development or variation of existing Products and the development of new Products. RIC is responsible for causing RILP to manage all intellectual property associated with the Technology, including patents and trademarks, in order to maximize its commercial potential. This obligation includes the prosecution of all patent and trademark applications, subject to the Company's approval of budgets and expenditures in advance, and, in the sole discretion of RIC (or upon receipt by RIC of the Company's commitment to pay 100% of the related reasonable costs and expenses), all suits for infringement of patents or trademarks. If RIC or RILP is unwilling or unable to undertake such patent obligations, then the Company is authorized to undertake such obligations on behalf of RILP.

         The Company License Agreement may not be assigned by either party thereto without the express written consent of the other party, except that the Company may sublicense applications of the Technologies within the Field of Use at its own discretion and may subcontract, but not sublicense, for the manufacturing of components incorporating the Technologies in the Field of Use. See "Business--License Agreement."


PRIVATE PLACEMENT; BRIDGE FINANCING

         Between October 1995 and April 1996, the Company (i) sold an aggregate of 525,000 shares of Common Stock to the Selling Securityholders for a total of $1,050,000 (the "Private Placement") and (ii) entered into the Bridge Loan with the Selling Securityholders in the aggregate amount of $1,050,000. Each Selling Securityholder participated in both the Private Placement and the Bridge Loan. The Bridge Loan bears interest at the rate of eight (8%) percent per annum and will be repaid out of the proceeds of this Offering received by the Company. As further consideration for the Bridge Loan, the Selling Securityholders were given the right to acquire, commencing on the Effective Date, the 787,500 Bridge Units which are comprised of 1,575,000 shares of Common Stock and 1,575,000 Class A Warrants. The Class A Warrants included in the Bridge Units are identical to the Class A Warrants included in the Company Units. The Company and the Selling Securityholders are in the process of amending the Bridge Loan agreements to reflect that all of the 787,500 Bridge Units will be outstanding prior to this Offering and will be included in the Registration Statement. The Registration Statement, of which this Prospectus forms a part, also covers the registration of (i) the 1,575,000 shares of Common Stock included as part of the Bridge Units, (ii) the Class A Warrants to purchase 1,575,000 shares of Common Stock included as part of the Bridge Units, and (iii) the 1,575,000 shares of Common Stock issuable upon exercise of the Class A Warrants included in the Bridge Units. The Bridge Securities held by the Selling Securityholders may be sold commencing thirteen (13) months from the Effective Date; however, the Underwriter may release the Bridge Securities held by the Selling Securityholders at any time after the Company Units have been sold. If the Underwriter releases the Bridge Securities (which has happened in previous offerings underwritten by the Underwriter), then sales of such securities, as well as the potential of such sales at any time, may have an adverse effect on the market prices of the securities offered hereby. The resale of the Bridge Securities of the Selling Securityholders are subject to prospectus delivery and other requirements of the Securities Act. The Company will not receive any of the proceeds from the sale of the Bridge Securities. Should the Class A Warrants offered by the Selling Securityholders be exercised, of which there is no assurance, the Company will receive the proceeds therefrom aggregating up to an additional $11,025,000. The Class A Warrants are redeemable upon certain conditions.


         Prior to making the Bridge Loan to the Company and purchasing shares of Common Stock in the Private Placement, the Selling Securityholders did not own any other securities of the Company. None of the Selling Securityholders were otherwise affiliated with the Company at the time of making the Bridge Loan, at the Effective Date or at any other time. The Company believes that its financial transactions with the Selling Securityholders served a legitimate business purpose, i.e., providing needed working capital for the Company, and were fair and reasonable under the circumstances. The Company's financial transactions with the Selling Securityholders were managed by the Underwriter and no commissions or other remuneration were paid to the Underwriter in connection with such transactions. To the extent that the Underwriter acts as a broker-dealer for the Selling Securityholders in connection with effecting the sale of their securities, the Underwriter would receive brokerage and commission income. See "Selling Securityholders," "Description of Capital Stock" and "Underwriting."

CONVERTIBLE NOTES


         In November and December 1995, the Company issued to each of Ross Portenoy and ATG Group, Inc. a Convertible Note in the principal amount of $100,000 (the "Portenoy Note") and $50,000 (the "ATG Note"), respectively. The notes bear interest at an annual rate of 8%. The Portenoy Note came due on April 15, 1996 and the ATG Note comes due on December 20, 1996. On June 28, 1996, in accordance with an agreement with the Company, the holder of the ATG Note, which contained the right to convert into 1.2 million shares of Common Stock, agreed to transfer such note to the Company for cancellation in return for the Company agreeing to pay it $300,000. The amounts owed by the Company to the holders of the Convertible Notes shall be paid out of the proceeds of this Offering received by the Company. See "Use of Proceeds" and "Underwriting."


SETTLEMENTS OF LEGAL PROCEEDINGS

         Stanson Settlement


         In October 1995, in connection with a settlement of actions and claims against certain affiliates of RIC and RIC's officers and directors, including David Brenman (the "Stanson Settlement"), the licensor of the Technology, the Company agreed to issue (i) 2,900,000 shares of Common Stock to RIC, as partial compensation under the Company License Agreement, (ii) an aggregate of 1,500,000 shares of Common Stock (the "Investor Shares") to certain investors in RILP, including Gregory Abbott (422,000 shares) and George Kriste (130,000 shares), and (iii) an aggregate of 450,000 shares of Common Stock to certain individuals for services rendered, including Joseph Koster (58,000 shares), David Brenman (53,000 shares) and Jon Silverman (50,000 shares). In addition, the Company agreed that its Board of Directors would consist of Jon Silverman, David Brenman, Joseph Koster, Gregory Abbott and George Kriste.


         Pursuant to such settlement, the holders of the Investor Shares may require the Company to file a Registration Statement under the Securities Act with respect to 25% of such shares of Common Stock, commencing one year from the Effective Date, subject to certain conditions and limitations. Further, if the Company proposes to register any shares of Common Stock under the Securities Act, other than pursuant to an initial public offering or the previous sentence, then the holders of the Investor Shares are entitled to include an additional 25% of their shares of Common Stock in such registration. See "Description of Capital Stock--Registration Rights."

         Banco Settlement

         In May 1996, in connection with the settlement of a lawsuit (the "Banco Settlement") brought by Banco Inversion, S.A. and Administratadora General de Patrimonios, S.A. (collectively, "Banco") against certain affiliates of RIC, RIC entered into an agreement pursuant to which it agreed, among other things, (i) to transfer an aggregate of 300,000 of its shares of the Company's Common Stock (the "Settlement Shares") to Banco, (ii) to pay Banco $50,000 at the closing of such settlement and $150,000 out of the licensing fees RIC receives from the proceeds of this Offering and (iii) to exchange mutual releases with the parties of such lawsuit.

         The number of Settlement Shares, subject to certain anti-dilution adjustments, may be increased up to 600,000 shares in the event that 30 months after the Effective Date the market value of the 300,000 Settlement Shares is less than $2,800,000.

         The Company has granted to the holders of such Settlement Shares, the right to register such shares along with shares registered by the Company in a public offering, whether on behalf of the Company or other holders of Common Stock, subject to customary market factor limitations. Such registration rights terminate upon the earlier of (i) the date that all Settlement Shares have been either registered or sold, or (ii) the date that all such shares may be sold pursuant to Rule 144(k) under the Securities Act. See "Description of Capital Stock--Registration Rights."

EMPLOYMENT AND NON-COMPETE AGREEMENTS

         It is anticipated that the Company will enter into a three-year employment agreement with Jon Silverman upon the closing of this Offering. Pursuant to such proposed employment agreement, Mr. Silverman will receive a monthly salary of $15,000. In addition, the Company will be obligated to pay the premium on his $1,000,000 life insurance policy, to which his estate is the beneficiary. This insurance policy is in addition to the $1,000,000 key-man life insurance policy to be maintained by the Company on the life of Mr. Silverman. He will also be entitled to customary benefits and perquisites.

         The Company has entered into an agreement, dated March 5, 1996, with Nologies, under which Nologies will assist in (i) the directing and managing of product and technology development, (ii) licensing and strategic alliance pursuits, and (iii) other related services that the Company may request from time to time, in the area of food and beverage dispensing and delivery systems. The term of such agreement is for twelve months and may be terminated upon 30 days written notice. The Company shall pay Nologies $8,000 per month and reimburse it for reasonable documented business expenses. Pursuant to the terms of such agreement, Nologies agrees (a) not to disclose, at any time, any confidential business or technical information or trade secrets acquired during its association with the Company and which relates to the present or contemplated business of the Company, whether or not conceived of, discovered, developed or prepared by Nologies, (b) during the term of the agreement and for a one year period thereafter, it will not represent, consult, serve, or be employed by any competing enterprise, and (c) never to divulge any confidential information to any third party. Michael D. Handler is the President and Chief Executive Officer of Nologies.

RENTAL SHARING

         The Company may, at its own discretion, make payments for certain expenses incurred by RIC and withhold such amounts from the licensing fees due to RIC under the Company License Agreement. Such expenses, if advanced, may include certain salaries, patent costs, insurance, medical plans, rent, phone and office supplies, which in the past has aggregated approximately $21,000 per month.


         All of the transactions indicated above are on terms no less favorable to the Company than those which could reasonably have been obtained from non-affiliated third parties. In addition, any future transactions with affiliates will be on terms no less favorable to the Company than those which could reasonably be obtained from non-affiliated third parties.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth certain information known to the Company regarding beneficial ownership of the Common Stock as of September 11, 1996, and as adjusted to reflect the sale of shares offered hereby, for (i) each person or group that is known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Named Officers and directors, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that such beneficial owners, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws, where applicable.


                                                                                            Percent Owned(2)
                                                                                            ----------------
Name and Address                                               Number
of Beneficial Owner(1)                                        of Shares          Before Offering(3)     After Offering(4)
----------------------                                        ---------          ------------------     -----------------

ReSeal International Corporation                               2,375,000(5)          30.1%                 24.8%
342 Madison Avenue, Suite 1034

New York, New York  10173


Jon Silverman                                                    500,000              6.3%                  5.2%
c/o   International Dispensing   Corporation

342 Madison Avenue, Suite 1034
New York, New York  10173


Gregory Abbott                                                   422,000              5.3%                  4.4%
c/o   International Dispensing   Corporation

342 Madison Avenue, Suite 1034
New York, New York  10173

David Brenman                                                    253,000(6)           3.2%                  2.6%


Joseph Koster                                                    158,000              2.0%                  1.7%

George Kriste                                                    130,000              1.6%                  1.4%

All directors and executive officers as a group                  963,000             12.2%                  10.1%

(4 persons)



------------

(1)  Address provided for beneficial owners of more than 5% of the Common Stock.


(2) For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons have or have the right to acquire within 60 days is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Does not include the 1,575,000 shares of Common Stock issuable upon the exercise of the Class A Warrants contained in the Bridge Units.


(4) Does not include (i) 1,575,000 shares of Common Stock issuable upon the exercise of the Class A Warrants contained in the Bridge Units; (ii) 1,666,668 shares of Common Stock issuable upon the exercise of the Class A Warrants contained in the Company Units; (iii) 166,666 shares of Common Stock issuable upon the exercise of the Underwriter's Unit Purchase Option; and (iv) 166,666 shares of Common Stock issuable upon the exercise of the Class A Warrants included in the Underwriter's Unit Purchase Option.


(5) This number may be reduced by 150,000 shares in the near future, since RIC anticipates transferring such number of shares to one of its stockholders in exchange for shares of RIC that such individual owns.

(6) Includes 200,000 shares of Common Stock owned of record by Venture Financial Limited Partnership, a limited partnership of which David Brenman is the sole shareholder of the General Partner, Venture Financial, Inc.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


         The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of which 7,900,000 shares are currently outstanding, and 2,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of which no shares are currently outstanding. At September 11, 1996, there were approximately 40 record holders of the Common Stock.


UNITS

         Each of the Units offered hereby consists of two shares of Common Stock and two redeemable Class A Warrants. Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock. The Class A Warrants shall be exercisable commencing one year from the Effective Date and shall be evidenced by separate certificates. The Common Stock and Class A Warrants are detachable and may trade separately immediately upon issuance.

COMMON STOCK

         Each share of Common Stock entitles the holder thereof to one vote. Holders of the Common Stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors and are entitled to share ratably, as a single class, in all of the assets of the Company available for distribution to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of Common Stock do not have preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions for the benefit of the Common Stock in the Certificate of Incorporation. The Company's stockholders do not have the right to cumulative voting in the election of directors. All outstanding shares of Common Stock are, and those shares of Common Stock included in the Units offered hereby and issuable upon exercise of the Class A Warrants included in such Units will be, validly issued, fully paid and nonassessable.

PREFERRED STOCK

         The Preferred Stock may be issued in series, and shares of each series will have such rights and preferences as are fixed by the Board of Directors in the resolutions authorizing the issuance of that particular series. In designating any series of Preferred Stock, the Board of Directors may, without further action by the holders of Common Stock, fix the number of shares constituting that series and fix the dividend rights, dividend rate, conversion rights, voting rights (which may be greater or lesser than the voting rights of the Common Stock), rights and terms of redemption (including any sinking fund provisions) and the liquidation preferences of the series of Preferred Stock. Holders of any series of Preferred Stock, when and if issued, may have priority claims to dividends and to any distributions upon liquidation of the Company, and other preferences over the holders of the Common Stock.

         The Board of Directors may issue a series of Preferred Stock without action by the stockholders of the Company. The issuance of Preferred Stock may adversely affect the rights of the holders of the Common Stock. For example, the issuance of Preferred Stock may be used as an "anti-takeover" device without further action on the part of the stockholders. In addition, the issuance of Preferred Stock may dilute the voting power of holders of Common Stock (such as by issuing Preferred Stock with supervoting rights) and may render more difficult the removal of current management, even if such removal may be in the stockholders' best interests. The Company has no current plans to issue any of the Preferred Stock.

CLASS A WARRANTS


         The Class A Warrants will be issued in registered form pursuant to an agreement, dated the Effective Date (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company (the "Warrant Agent"). The following discussion of certain terms and provisions of the Class A Warrants is qualified in its entirety by reference to the detailed provisions of the Warrant Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

         Each Class A Warrant represents the right of the registered holder to purchase one share of Common Stock at an exercise price equal to $7.00, subject to adjustment (the "Purchase Price"). The Class A Warrants will be entitled to the benefit of adjustments in the Purchase Price and in the number of shares of Common Stock and/or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation, merger or the issuance of Common Stock or options to purchase Common Stock at a price below the Purchase Price then in effect. The Company has the right to reduce the Purchase Price or increase the number of shares of Common Stock issuable upon the exercise of the Class A Warrants.

         Unless previously redeemed, the Class A Warrants may be exercised at any time commencing one year from the Effective Date and prior to the close of business on the fifth anniversary of the Effective Date (the "Expiration Date"). On and after the Expiration Date, the Class A Warrants become wholly void and of no value. The Company may, upon 30 days written notice to all holders of the Class A Warrants, reduce the exercise price or extend the Expiration Date of all outstanding Class A Warrants for such increased period of time as it may determine. The Class A Warrants may be exercised at the office of the Warrant Agent.

         The Company has the right at any time after the second anniversary of the Effective Date to redeem the Class A Warrants at a price of $.05 each, by written notice mailed 30 days prior to the redemption date to each Class A Warrant holder at his address as it appears on the books of the Warrant Agent. Such notice shall only be given within 10 days following any period of 20 consecutive trading days during which the average closing bid price of the shares of Common Stock as reported by the OTC Bulletin Board exceeds $8.00, subject to adjustments for stock dividends, stock splits and the like. If the Class A Warrants are called for redemption, they must be exercised prior to the close of business on the date prior to the date of any such redemption or the right to purchase the applicable shares of Common Stock will lapse.


         The   Warrants  may  be  exercised  by  filling  out  and  signing  the appropriate notice of exercise form attached to the Warrant and mailing or delivering it (together with the Warrant) to American Stock Transfer & Trust Company of New York, New York, the Warrant Agent, in time to reach the Warrant Agent prior to the time fixed for termination or redemption of the Warrants, accompanied by payment of the full warrant exercise price.


         No holder, as such, of Class A Warrants shall be entitled to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose whatsoever until such Class A Warrants have been duly exercised and the Purchase Price has been paid in full. Although the Company intends to apply for the Warrants to be included for quotation on the OTC Bulletin Board, of which there can be no assurance, at the present time there is no market for the Warrants and there can be no assurance that a trading market for the Warrants will ever develop.

         If required, the Company will file a new registration statement with the Commission with respect to the securities underlying the Class A Warrants prior to the exercise of the Class A Warrants and deliver a prospectus with respect to such securities to all Class A Warrant holders as required by Section 10(a)(3) of the Securities Act. See "Risk Factors--Current Prospectus and State Registration Required to Exercise Class A Warrants."

BRIDGE UNITS


         In connection with the Bridge Loans, the Company issued to the Selling Securityholders options to receive an aggregate of 787,500 Bridge Units. Each Bridge Unit contains two shares of Common Stock and two Class A Warrants. The Class A Warrants included in the Bridge Units are identical to the Class A Warrants included in the Company Units. The Selling Securityholders and the Company have amended the Bridge Loan agreements to reflect that all of the 787,500 Bridge Units are outstanding prior to this Offering. The Registration Statement, of which this Prospectus forms a part, covers the 787,500 Bridge Units, the 1,575,000 shares of Common Stock and the 1,575,000 Class A Warrants contained in the Bridge Units, and the 1,575,000 shares of Common Stock underlying the Class A Warrants contained in the Bridge Units, although the Company will not receive any of the proceeds from the sale of such securities. The Bridge Securities are not transferable until the earlier of 13 months following the Effective Date or at such earlier date as may be permitted by the Underwriter. The securities underlying the Bridge Units may trade separately.


DELAWARE LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

         The Company will be subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless, among other exceptions, the business combination is approved by (i) the Board of

Directors prior to the date the interested  stockholder  obtained such status or
(ii) the holders of two-thirds of the outstanding shares of each class or series of stock entitled to vote generally in the election of directors, not including those shares owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an
"interested   stockholder"  is  a  person  who,  together  with  affiliates  and associates, owns, or within three years did own, 15% or, more of the corporation's voting stock.

         The Company's Certificate of Incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violating of law. The Company's Certificate of Incorporation also contains provisions to indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions have the practical effect in certain cases of eliminating the ability of stockholders to collect damages from such individuals. The Company believes that these provisions have assisted the Company in attracting and retaining qualified individuals to serve as directors and officers.

REGISTRATION RIGHTS

         Pursuant to the terms of the Stanson Settlement, the holders of the Investor Shares may require the Company to file a Registration Statement under the Securities Act with respect to 25% of such shares of Common Stock, commencing one year from the Effective Date, subject to certain conditions and limitation. Further, if the Company proposes to register any shares of Common Stock under the Securities Act, other than pursuant to an initial public offering or the previous sentence, then the holders of the Investor Shares are entitled to include an additional 25% of their shares of Common Stock in such registration. See "Certain Relationships and Related Transactions--Settlement of Legal Proceedings."

         Under the terms of a Registration Rights Agreement entered into in connection with the Banco Settlement, if the Company proposes to register any shares of Common Stock, either for its own account or the account of holders of shares having registration rights, other than pursuant to an initial public offering or the registration of any of the Bridge Units and its underlying securities, then Banco or their successors are entitled to notice of such registration and to include their shares of Common Stock in such registration. These rights are subject to certain conditions and limitations, including the right of the underwriter to limit the number of shares included in such registration. See "Certain Relationships and Related Transactions--Settlements of Legal Proceedings."


         Upon the consummation of this Offering, the Company will issue, for nominal consideration, an Underwriter's Unit Purchase Option to acquire up to an aggregate of 83,333 Units, which Units contain certain registration rights under the Securities Act relating to the shares of Common Stock constituting a portion of such Units and the shares of Common Stock issuable upon exercise of the Class A Warrants that make up the remainder of such Units (collectively, the "Option Shares"). Under the terms of the Underwriter's Unit Purchase Option, the Company is obligated to register all or part of the Option Shares if it receives a request to do so by the holders owning or entitled to purchase at least 50% of the Option Shares, provided that the request is made 12 months after the Effective Date. The Underwriter's Unit Purchase Option provides for one such request, which will be at the Company's expense, other than legal fees and expenses of the holders, and underwriting discounts and commissions on securities sold by such holders. The demand registration rights contained in the Underwriter's Unit Purchase Option will expire no later than five years from the Effective Date. In addition, if the Company proposes to register any of its securities under the Securities Act for its own account, holders of the Underwriter's Unit Purchase Option or Option Shares are entitled to notice of such registration and the Company is obligated to use all reasonable efforts to cause the Option Shares to be included, provided that the underwriter of any such offering shall have the right to limit the number of shares included in the registration. The Company is responsible for all expenses incurred in connection with any such piggyback registration of the Option Shares, other than legal fees and expenses of the holders, and underwriting discounts and commissions on securities sold by such holders. The piggyback registration rights contained in the Underwriter's Unit Purchase Option will expire no later than five years from the Effective Date.


         Prior to this Offering, there has been no public market for the Company's securities. The Company can make no prediction as to the effect, if any, that sales of the Company's securities or the availability of such securities for sale will have on the market price prevailing from time to time. Sales of substantial amounts of the Company's securities in the public market, or the perception that such sales could occur, could adversely affect the market price of the Company's securities and could impair the Company's future ability to raise capital through an offering of its equity securities.

STOCK TRANSFER AGENT, WARRANT AGENT AND REGISTRAR


         The stock transfer agent, warrant agent and registrar for the Units, Common Stock and Class A Warrants is American Stock Transfer & Trust Company.



                         SHARES ELIGIBLE FOR FUTURE SALE

         All of the 7,900,000 shares of Common Stock currently outstanding may be deemed "restricted securities" as that term is defined under the Securities Act, and in the future may be sold pursuant to a registration under the Securities Act, in compliance with Rule 144 under the Securities Act, or pursuant to another exemption therefrom. Rule 144 provides, that, in general, a person holding restricted securities for a period of two years and any affiliate of the Company may, every three months, sell in brokerage transactions an amount of shares which does not exceed the greater of one percent of the Company's then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitations by a person who is not an affiliate of the Company and was not an affiliate at any time during the 90 day period prior to sale and who has satisfied a three year holding period. Sales of the Common Stock by certain present stockholders under Rule 144 may, in the future, have a depressive effect on the market price of the Company's securities.

         The Company has agreed that, with certain exceptions, it will not offer, sell, grant any option to purchase or otherwise issue any of its securities for a period of 24 months after this Offering is complete without the prior consent of the Underwriter. In addition, the holders of all of the restricted securities have agreed not to offer, sell, grant any option to purchase or otherwise dispose of any securities of the Company for a period of 24 months after this Offering is completed without the prior consent of the Underwriter other than certain transfers between related parties or entities. See "Risk Factors--Shares Eligible for Future Sale" and "Underwriting."


         This Offering includes 787,500 shares of Common Stock owned by the Selling Securityholders. The shares of Common Stock held by the Selling Securityholders may be sold commencing thirteen (13) months from the Effective Date, subject to earlier release at the sole discretion of the Underwriter, and such securities include a legend with such restrictions. The Underwriter may release the securities held by the Selling Securityholders at any time after all of the Company Units have been sold. The resale of the Bridge Securities is subject to prospectus delivery and other requirements of the Securities Act. The early release of the Selling Securityholders' Bridge Securities, which has occurred in previous offerings underwritten by the Underwriter, or the potential of such sales at any time, may have an adverse effect on the market prices of the securities offered hereby. See "Certain Relationships and Related Transactions," "Selling Securityholders" and "Underwriting."

                             SELLING SECURITYHOLDERS

         This Offering includes the 787,500 Bridge Units, consisting of 1,575,000 shares of Common Stock and 1,575,000 Class A Warrants. The Class A Warrants included in the Bridge Units are identical to the Class A Warrants included in the Company Units. The Bridge Securities are all being registered for resale under the Registration Statement, of which this Prospectus forms a part, but may not be sold for a period of 13 months from the Effective Date without the prior written consent of the Underwriter. The Underwriter may release the Bridge Securities held by the Selling Securityholders at any time after the Company Units have been sold. The resale of the Bridge Securities is subject to prospectus delivery and other requirements of the Securities Act. If the Underwriter releases the Selling Securityholders' Bridge Securities (which has happened in previous offerings underwritten by the Underwriter), then sales of the Bridge Securities, as well as the potential of such sales at any time, may have an adverse effect on the market prices of the securities offered hereby. See "Underwriting."


                                      NUMBER OF       NUMBER OF       COMMON STOCK
                                      SHARES OF        CLASS A            OWNED                  NUMBER OF
                                    COMMON STOCK       WARRANTS         PRIOR TO                  SHARES     COMMON STOCK OWNED
                          BRIDGE     UNDERLYING      UNDERLYING        OFFERING(1)                TO BE      AFTER OFFERING (1)(3)
                           UNITS    BRIDGE UNITS    BRIDGE UNITS     NUMBER   PERCENT           OFFERED(2)   NUMBER       PERCENT

NAME OF INVESTOR
Armstrong Industries       131,250        262,500        262,500     612,500      7.5%          525,000        87,500         *
Harvey Bibicoff             37,500         75,000         75,000     175,000      2.2           150,000        25,000         *
Calvin Caldwell             46,875         93,750         93,750     218,750      2.7           187,500        31,250         *
Edward Ferree               18,750         37,500         37,500      87,500      1.1            75,000        12,500         *
Andre Van Gils              37,500         75,000         75,000     175,000      2.2           150,000        25,000         *
Daryl Hagler                18,750         37,500         37,500      87,500      1.1            75,000        12,500         *
Irving Kraut                93,750        187,500        187,500     437,500      5.4           375,000        62,500         *
David Landau                37,500         75,000         75,000     175,000      2.2           150,000        25,000         *
Steven Madden               75,000        150,000        150,000     350,000      4.3           300,000        50,000         *
Roger Oppenheimer            9,375         18,750         18,750      43,750       *             37,500         6,250         *
Plus One Finance Ltd.       56,250        112,500        112,500     262,500      3.3           225,000        37,500         *
Douglas Preston             37,500         75,000         75,000     175,000      2.2           150,000        25,000         *
 Rotanes Inc.               18,750         37,500         37,500      87,500      1.1            75,000        12,500         *
Raphael Schneiderman        93,750        187,500        187,500     437,500      5.4           375,000        62,500         *
Harry Shuster               37,500         75,000         75,000     175,000      2.2           150,000        25,000         *
Lloyd Solomon               37,500         75,000         75,000     175,000      2.2           150,000        25,000         *
                          --------    -----------    -----------                                -------       -------
Total                      787,500      1,575,000      1,575,000                              3,150,000       525,000
                           =======      =========      =========                              =========       =======




*    less than 1%

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire after the Effective Date. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire after the Effective Date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting power with respect to all shares of Common Stock which they beneficially own.

(2) Includes the shares of Common Stock included in the Bridge Units and the shares of Common Stock underlying the Class A Warrants included in the Bridge Units.

(3)  Assumes the sale of all Bridge Units registered in this Offering.


         The Bridge Securities offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of Bridge Securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of Bridge Securities. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the Bridge Securities offered, and any profits realized or commission received may be deemed underwriting compensation.

         Under the Exchange Act and the regulations thereto, any person engaged in a distribution of the Securities offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rule 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Securityholders.



                                  UNDERWRITING


         Subject to the terms and conditions of the Underwriting Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Underwriter has agreed to sell on behalf of the Company 833,334 Company Units on a "best efforts, all-or-none" basis during the Offering Period. The Underwriter has made no commitment to purchase or take down all or any part of the Units offered hereby. The Underwriter has agreed to use its best efforts to find purchasers for the Company Units offered hereby within a period of 90 days from the Effective Date, subject to an extension by mutual agreement of the parties for an additional period of 30 days. Each subscriber will receive from the Underwriter confirmation of his subscription to purchase Company Units with instructions to forward their funds to the escrow agent. All proceeds raised in this Offering from sales of Company Units will be deposited by noon of the next business day following receipt, in an escrow account. All subscriber checks will be made payable to the escrow agent, as escrow agent for the Company. If all the Company Units are not sold within 90 days from the Effective Date (which may be extended an additional 30 days) and the offering is cancelled, all monies received and held in the escrow account will be promptly returned to the investor without interest thereon. In addition, during the period of escrow, subscribers will not be entitled to a refund of their subscription.


         The Underwriter has advised the Company that it proposes to offer the Units to the public at $12.00 per Unit as set forth on the cover page of this Prospectus and that it may allow to certain dealers who are NASD members concessions not to exceed $.30 per Unit. The Units will be sold on a fully paid basis only. Common Stock and Warrant certificates will be issued to purchasers only if the proceeds from the sale of all Company Units are released to the Company. Until such time as the funds have been released by the escrow agent, such purchasers, if any, will be deemed subscribers and not stockholders. The funds in escrow will be held for the benefit of those subscribers until released to the Company, and will not be subject to creditors of the Company or the expenses of this Offering. After the initial public offering, the public offering price, concession and allowance may be changed by the Underwriter. The Underwriter has informed the Company that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.


         The  Underwriting  Agreement  provides for  reciprocal  indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable.


         The Company has agreed to pay the Underwriter, in addition to underwriting discounts and commissions of eight and one-half (8.5%) percent of the proceeds from sales of Company Units, a non-accountable expense allowance of $50,000. The Underwriter's expenses in excess of the stated expense allowance will be borne by the Underwriter. To the extent that the expenses of the Underwriter are less than the stated expense allowance, the difference may be deemed compensation to the Underwriter in addition to the sales commission payable to the Underwriter. The Company has also agreed to pay to the Underwriter a fee of four (4%) percent of the exercise price of the Class A Warrants on all Class A Warrants exercised one year after the Effective Date (not including Class A Warrants exercised by the Underwriter), provided, among other things, that the exercising warrantholder identifies the Underwriter in writing as having solicited the exercise of such Class A Warrants and that the fees paid are in compliance with Rule 2710(c)(6)(B)(xi) of the NASD Conduct Rules.

         In December, 1995, the Company issued to ATG Group, Inc. the ATG Note. The note bears interest at an annual rate of 8%. The ATG Note comes due on December 20, 1996. On June 28, 1996, in accordance with an agreement with the Company, the holder of the ATG Note, which contained the right to convert into
1.2 million shares of Common Stock, agreed to transfer such note to the Company for cancellation in return for the Company agreeing to pay it $300,000. Andrew
T. Greene, a former officer and director of the Underwriter is the sole officer, director and stockholder of ATG Group, Inc. Accordingly, the difference between the $50,000 principal amount of the ATG Note and the $300,000 payment ($250,000) has been deemed compensation paid in connection with this Offering. The amounts owed to the holder of the ATG Note shall be paid out of the proceeds of this Offering received by the Company.


         The Company has agreed to sell to the Underwriter, or its designees, for a purchase price of $.001 per underlying Unit, the Underwriter's Unit
Purchase Option to purchase up to an aggregate of 83,333 Units. The Underwriter's Unit Purchase Option shall be exercisable for a term of four (4) years commencing twelve (12) months after the Effective Date. The Underwriter's Unit Purchase Option may not be assigned, transferred, sold or hypothecated by the Underwriter until twelve (12) months after the Effective Date, except to officers of the Underwriter. Any profits realized by the Underwriter upon the sale of the Units issuable upon exercise of the Underwriter's Unit Purchase Option may be deemed to be additional underwriting compensation. The exercise price of the Units issuable upon exercise of the Underwriter's Unit Purchase Option during the period of exercisability shall be 165% of the initial public offering price of the Units ($19.80 per Unit). The exercise price of the Class A Warrants included in the Units issuable upon exercise of the Underwriter's Unit Purchase Option during the period of exercisability shall be 165% of the exercise price of the Class A Warrants included in the Company Units and the Bridge Units ($11.55 per Unit). The exercise price of the Underwriter's Unit Purchase Option and the Class A Warrants included thereunder, as well as the number of shares covered thereby, are subject to adjustment in certain events to prevent dilution. For the life of the Underwriter's Unit Purchase Option, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Company's Units, Common Stock and Class A Warrants with a resulting dilution in the interest of other stockholders. The Company may find it more difficult to raise capital for its business if the need should arise while the Underwriter's Unit Purchase Option is outstanding. At any time when the holders of the Underwriter's Unit Purchase Option might be expected to exercise it, the Company would probably be able to obtain additional capital on more favorable terms. See "Description of Capital Stock--Registration Rights."

         For a period of five (5) years following the Effective Date, if the Company enters into a transaction (including a merger, joint venture or the acquisition of another entity) introduced to the Company by the Underwriter, the Company has agreed to pay the Underwriter a finder's fee equal to (i) 5.0% of the first $3,000,000 of consideration involved in the transaction, (ii) 4.0% of the next $3,000,000 of such consideration, (iii) 3.0% of the next $2,000,000 of such consideration, (iv) 2.0% of the next $2,000,000 of such consideration and
(v) 1.0% of such consideration in excess of $10,000,000.

         As of the Effective Date, all of the Company's stockholders have agreed that with respect to all of the shares held by them, they will not sell, transfer, pledge or otherwise encumber any securities of the Company for a period of 24 months from the Effective Date, without the Underwriter's prior written consent. Moreover, except for the issuance of shares of capital stock by the Company in connection with a dividend, recapitalization, reorganization or similar transaction or as a result of the exercise of warrants or outstanding options disclosed in the Registration Statement, the Company shall not, for a period of 24 months following the Effective Date, directly or indirectly, offer, sell or issue any shares of its Common Stock, or any security exchangeable or exercisable for, or convertible into, shares of Common Stock, without the prior written consent of the Underwriter.

         In accordance with the Underwriting Agreement, the Underwriter is entitled to designate an observer (the "Board Observer") to the Board of Directors, who will be kept apprised of all material activities conducted by the Board, including being in attendance at all meetings of the Board. The Board Observer will not be reimbursed for expenses incurred by him in connection with his activities.

         Following the consummation of this Offering, the Underwriter intends to seek others to make a market in the Company's securities in addition to the Underwriter. As of the Effective Date, no such others have been identified and the Underwriter has not entered into any agreements, contracts, understandings or guarantees with respect thereto. The failure of others to make a market in the Company's securities will likely have an adverse impact on the ability of the holders of such securities to sell them.

         The foregoing is a summary of certain provisions of the Underwriting Agreement and the Underwriter's Unit Purchase Option which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

         The Company has been advised by the Underwriter that the NASD (District
10) filed a complaint (No. C10950081) on October 5, 1995 ("Complaint") against the Underwriter, Steven Sanders, the head trader of the Underwriter, Daniel M. Porush, the president of the Underwriter, and Paul F. Byrne, formerly the Underwriter's director of compliance (collectively, the "Respondents"), alleging various violations of the NASD Rules of Fair Practice. The Complaint consisted of three causes. The first cause alleged that the Underwriter and Mr. Sanders effected principal retail sales of securities at prices that were fundamentally excessive. The second cause alleged that the Underwriter and Mr. Sanders charged excessive markups. The third cause alleged the Underwriter and

Messrs. Porush and Byrne failed to establish, maintain and enforce reasonable supervisory procedures designed to assure compliance with the NASD's rules and policies.

         On April 15, 1996 the NASD in its decision found all of the Respondents, except Paul Byrne, in violation of all three causes and imposed the following sanctions:

         o Mr. Sanders was censured, fined $25,000 and was suspended from association with any member of the NASD in any capacity for a period of one year.

         o The Underwriter was censured, fined $500,000 and was required to disgorge its excess profits to its customers, totaling $1,876,205, plus prejudgment interest. In addition, the Underwriter was suspended for a period of one year from effecting any principal retail transactions.

         o     Mr.  Porush  was  censured,   fined   $250,000  and  barred  from
               association with any member of the NASD in any capacity.

         The Underwriter and Messrs. Porush and Sanders have appealed the NASD's decision, thereby staying imposition of the sanctions.

         If the sanctions imposed on the Underwriter are not reversed on appeal, the Underwriter's ability to act as a market maker of the Company's securities will be restricted. The Company cannot ensure that other broker dealers will make a market in the Company's securities. In the event that other broker dealers fail to make a market in the Company's securities, the possibility exists that the market for and the liquidity of the Company's securities may be adversely affected to such an extent that public security holders may not have anyone to purchase their securities when offered for sale at any price. In such event, the market for and liquidity of the Company's securities may not exist. It should be noted that although the Underwriter may not be the sole market maker in the Company's securities, it may likely be the dominant market maker in the Company's securities.

         In April 1996, the NASD settled an action whereby it fined the Underwriter $325,000 for fraud and other violations (which were neither admitted or denied) in connection with its underwriting of an initial public offering. Steven Sanders was fined $50,000 and was suspended for a period of 45 days from associating with an NASD member and agreed not to engage in any trading-related activities for any NASD member for a period of 50 days. The settlement also requires that the Underwriter file certain new supervisory procedures with the NASD. The Underwriter filed with NASD on April 11, 1996 procedures relating to the conduct of associated persons during and preceding an initial public offering, which were aimed at preventing violations of Section 5 of the Securities Act and Rule 10b-6 violations and the type of arbitrary pricing which occurred in connection with the trading of securities underwritten by the Underwriter on January 16, 1991. These procedures have been in effect since April 11, 1996.

         The Company has been advised by the Underwriter that the NASD (District
10) filed a complaint (No. C10960080) on June 6, 1996 ("June 1996 Complaint") against the Underwriter, Daniel Porush, Steven Sanders, Irving Stitsky, formerly a registered representative of the Underwriter, and Jordan Shamah, a vice president and director of the Underwriter (collectively, the "Respondents"), alleging various violations of the Exchange Act and the NASD Rules of Fair Practice. The June 1996 Complaint consists of seven causes of action. The first cause alleges that the Underwriter, through Messrs. Porush and Sanders, engaged in the use of fraudulent and manipulative devices in the failure to make bona fide distributions in specified public offerings of securities underwritten by the Underwriter. The second cause alleges that the Underwriter, through Messrs. Porush, Sanders, Stitsky and Shamah, engaged in the use of fraudulent and manipulative devices in the failure to make a bona fide distribution of common stock of a company whose initial public offering was underwritten by the Underwriter. The third cause alleges that the Underwriter, through Messrs. Porush and Sanders for a period of three days, manipulated the common stock of such company. The fourth cause alleges that the Underwriter, through Mr. Sanders, charged fraudulently excessive markups in connection with the warrants of such company. The fifth cause alleges that the Underwriter, through Mr. Porush, violated the NASD's Free-Riding and Withholding Interpretation inasmuch as he allegedly allocated securities in certain public offerings to persons restricted from purchasing such securities. The sixth cause alleges that Messrs. Porush and Stitsky failed to adequately supervise the Underwriter's activity relating to the various alleged violations. The seventh cause alleges that the Underwriter and Mr. Porush failed to establish and maintain reasonable supervisory procedures to prevent the Underwriter's violative conduct. The Respondents have filed answers to the June 1996 Complaint denying all material allegations and alleged violations and are contesting the proceeding.

         In addition, the Company has been advised by the Underwriter that the NASD (District 10) filed a complaint (No. C10960068) on June 6, 1996 ("Complaint") against the Underwriter and Patrick Gerard Hayes, the compliance director of the Underwriter (collectively, the "Respondents"), alleging violations of the NASD Rules of Fair Practice. The Complaint consists of two causes of action. The first cause alleges that the Underwriter failed to report information regarding at least 59 customer complaints the Underwriter received during the relevant time periods as required by the NASD Rules of Fair Practice. The second cause alleges that the Underwriter, through its compliance director, failed to establish, maintain and enforce written procedures designed to ensure that the Underwriter complied with the NASD Rules of Fair Practice. The Respondents have filed answers to the Complaint and are contesting the proceeding.

         On or about July 13, 1996, the District Business Conduct Committee for District No. 10 ("District Committee") of the NASD issued a complaint against the Underwriter alleging that the Underwriter violated Article III, Section 1 and Article IV, Section 5 of the NASD Rules of Fair Practice by entering into settlement agreements with former customers which condition customers' ability to cooperate with NASD investigations. The charges in the complaint were upheld by the District Committee on this same date as well as the National Business Conduct Committee of the NASD, and a fine of $20,000 was assessed and the Underwriter was ordered to get the NASD's agreement on language used in certain customer settlement agreements. The Underwriter also is required, if asked by the NASD, to release customers from provisions in settlement agreements that impose conditions on a customer's ability to provide information to the NASD. The sanctions follow an appeal of findings that the firm used certain agreements when settling customer complaints that precluded, restricted, or conditioned customers' ability to cooperate with the NASD in connection with its investigation of customer complaints. The Underwriter also failed to release a customer from the restrictive provisions of such a settlement. This action had been appealed to the Commission and the sanctions aren't in effect pending consideration of the appeal. The Underwriter contests the charges and has perfected an appeal to the Commission.

         The Company has been advised by the Underwriter that the Commission instituted an action on December 14, 1994 in the United States District Court for the District of Columbia against the Underwriter. The complaint alleged that the Underwriter was not complying with the March 17, 1994 Administrative Order by failing to adopt the recommendations of an independent consultant. The Administrative Order was previously consented to by the Underwriter, without admitting or denying the findings contained therein, as settlement of an action commenced against the Underwriter by the Commission in March 1992, which found willful violations of the securities laws such that the Underwriter:

         o     engaged in fraudulent sales practices;

         o engaged in and/or permitted unauthorized trading in customer accounts;

         o knowingly and recklessly manipulated the market price of a company's securities by dominating and controlling the market for those securities;

         o made improper and unsupported price predictions with regard to recommended over-the-counter securities; and

         o made material misrepresentations and omissions regarding certain securities and its experience in the securities industry.

         Pursuant to an Administrative Order, the Underwriter was censured and the Stratton Consultant was chosen by the Commission to advise and consult with the Underwriter and to review and recommend new supervisory and compliance procedures. The complaint sought:

         o     to enjoin  the  Underwriter  from  violating  the  Administrative
               Order;

         o     an  order   commanding   the   Underwriter  to  comply  with  the
               Administrative Order;

         o     to  have  a  Special   Compliance  Monitor  appointed  to  ensure
               compliance with the Administrative Order; and

         o the Underwriter claimed that the Stratton Consultant exceeded his authority under the Administrative Order and had violated the terms of the Administrative Order.

         On February 28, 1995, the court granted the Commission's motion for a permanent injunction (the "Permanent Injunction") and ordered the Underwriter to comply with the Administrative Order, which required the appointment of an independent consultant and a separate independent auditor and required that all recommendations be complied with, including the taping of all telephone conversations between the Underwriter's brokers and their customers. In granting the Commission's motion for a Permanent Injunction, the court determined that the Underwriter's conduct unequivocally demonstrated that there is a substantial likelihood that it will continue to evade its responsibilities under the Administrative Order. On April 20, 1995, the Underwriter filed an appeal to the United States Court of Appeals for the District of Columbia, and on April 24, 1995 filed a motion to stay the Permanent Injunction pending the outcome of the appeal. The motion to stay was denied. Subsequently, the Underwriter voluntarily dismissed its appeal. The failure by the Underwriter to comply with the Administrative Order or Permanent Injunction may adversely affect the Underwriter's activities in that the court may enter a further order restricting the ability of the Underwriter to act as a market maker of the Company's securities. The effect of such action may prevent the holders of the Company's securities from selling such securities since the Underwriter may be restricted from acting as a market maker of the Company's securities and, in such event, will not be able to execute a sale of such securities. Also, if other broker dealers fail to make a market in the Company's securities, the public security holders may not have anyone to purchase their securities when offered for sale at any price and the security holders may suffer the loss of their entire investment.

         As a result of the Permanent Injunction, the States of Pennsylvania, Indiana and Illinois have commenced administrative proceedings seeking, among other things, to revoke the Underwriter's license to do business in such states. In Indiana, the Commissioner suspended the Underwriter's license for a three year period. The Underwriter has appealed the decision and has requested a stay pending appeal. The requested stay would maintain the status quo pending appeal. In Illinois, the Underwriter intends to file an answer to the administrative complaint denying the basis for revocation. The District of Columbia suspended the Underwriter's license pending the outcome of an investigation. The States of North Carolina and Arkansas also have suspended the Underwriter's license pending a resolution of the proceedings in those states. The States of
Minnesota, Vermont, and Nevada have served upon the Underwriter notices of intent to revoke the Underwriter's license in such states. The State of Rhode Island has served on the Underwriter a Notice of Intent to suspend its license in that state. The State of Connecticut has served on the Underwriter a notice of intent to suspend or revoke the Underwriter's registration in that state with a notice of right to hearing. In the State of Mississippi, the Underwriter has agreed to a suspension of its license pending resolution of certain claims and review of its procedures and practices by the state authorities. In addition, the Underwriter withdrew its registration in the State of New Hampshire (with the right of reapplication) and in the State of Maryland. There may be further administrative action against the Underwriter in Maryland. The Underwriter withdrew its registration in Massachusetts with a right to reapply for registration after two years, withdrew its registration in Delaware with a right to reapply in three years and agreed to a temporary cessation of business in Utah pending an on-site inspection and further administrative proceedings. The Underwriter's license in the State of New Jersey was revoked by an administrative judge pursuant to an administrative hearing, which revocation was affirmed by the New Jersey Bureau of Securities, and an appeal has been filed with the appellate division of the New Jersey Superior Court. The States of
Georgia, Alabama and South Carolina have lifted their suspensions and have granted the Underwriter conditional licenses. Such conditional licenses were granted pursuant to an order, which the Underwriter has proposed to various states, which provides provisions for: (i) the suspension of revocation, (ii) compliance with recommendations of the Consultant, (iii) an expedited claims mediation arbitration process, (iv) resolution of claims seeking compensatory damages, (v) restrictions on use of operating revenue, (vi) the limitation on selling group members in offerings underwritten by the Underwriter and the prohibition of participating as a selling group member in offerings underwritten by certain other NASD member firms, (vii) the periodic review of the Underwriter's agents, (viii) the retention of an accounting firm, and (ix) supervision and training, restrictions on trading, discretionary accounts and other matters. The State of Oregon, as a result of the Permanent Injunction, has filed a notice of intent to revoke the Underwriter's license subject to the holding of a hearing to determine definitively the Underwriter's license status, and the Underwriter, in this proceeding as well as other proceedings, expects to be able to demonstrate that the Permanent Injunction is not of a nature as to be a lawful basis to revoke the Underwriter's license permanently. Finally, the Underwriter has received an order limiting its license in the State of Nebraska. Such proceedings, if ultimately successful, may adversely affect the market for and liquidity of the Company's securities if additional broker-dealers do not make a market in the Company's securities. Moreover, should investors purchase any of the securities in this Offering from the Underwriter prior to a revocation of the Underwriter's license in their state, such investors will not be able to resell such securities in such state through the Underwriter but will be required to retain a new broker-dealer firm for such purpose. The Company cannot ensure that other broker-dealers will make a market in the Company's securities. In the event that other broker-dealers fail to make a market in the Company's securities, the possibility exists that the market for and the liquidity of the Company's securities may be adversely affected to such an extent that public security holders may not have anyone to purchase their securities when offered for sale at any price. In such event, the market for, and liquidity and prices of the Company's securities may not exist. It should be noted that although the Underwriter may not be the sole market maker in the Company's securities, it will most likely be the dominant market maker in the Company's securities. In addition, in the event that the Underwriter's license to do business is revoked in the states set forth above, the Underwriter has advised the Company that the members of the selling syndicate in this Offering may be able to make a market in the Company's securities in such states and that such an event will not have a materially adverse effect on this Offering, although no assurance can be made that such an event will not have a materially adverse effect on this Offering. The Company has applied to register this Offering for the offer and sale of its securities in the following states: California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, New York, Rhode Island and Virginia. The offer and sale of the securities of this Offering are not available in any other state, absent an exemption from registration.

         The Company has been advised by the Underwriter that Honorable John E. Sprizzo, United States Judge for the Southern District of New York on May 6, 1994 denied the class certification motion in Paul Carmichael v. Stratton Oakmont, Inc., et al., Civ. 0720 (JES), of the plaintiff Paul Carmichael. The class action complaint alleges manipulation and fraudulent sales practices in connection with a number of securities. The allegations were substantially similar and involve much of the same time period as the Commission's civil complaint (discussed above). The Company has further been informed that counsel for the class action plaintiff sought to re-argue the motion for class certification, which motion for re-argument was denied.

DETERMINATION OF INITIAL PUBLIC OFFERING PRICE

         Prior to this Offering there has been no public market for the securities of the Company. The initial public offering price for the securities and the exercise price of the Class A Warrants have been determined by negotiations between the Company and the Underwriter. Among the factors considered in the negotiations were an analysis of the areas of activity in which the Company is engaged, the present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, the general condition of the securities market at the time of this Offering and the demand for similar securities of comparable companies. The initial public offering price of the securities and the exercise price of the Class A Warrants do not necessarily bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.


                                     EXPERTS

         The Financial Statements as of and for the period ended December 31, 1995 included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.


                                  LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for the Company by Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10022. Members of that firm own 75,000 shares of Common Stock. Certain legal matters will be passed upon for the Underwriter by Bernstein & Wasserman, LLP, 950 Third Avenue, New York, New York 10022.


                                 PATENT COUNSEL

         Legal matters in connection with the Company's licensed patents, trademarks and related other proprietary assets are represented by Anderson, Kill & Olick, P.C. incorporating the practices of Toren, McGeady & Associates, 521 Fifth Avenue, 21st Floor, New York, New York 10175. Such firms also represent RIC and RILP in connection with such assets.

                              AVAILABLE INFORMATION

         The Company has filed with the Commission a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act, with respect to the securities offered hereby. This prospectus constitutes a part of the Registration Statement and does not contain all the information set forth therein. Any statements contained herein concerning the provisions of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits thereto.

         After consummation of this Offering, the Company will be subject to the informational requirements of the Exchange Act, and in accordance therewith, will be required to file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024 of the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission, such as the Company. The address of such site is http://www.sec.gov. The Company intends to furnish holders of its Units, Common Stock and Class A Warrants with annual reports containing audited financial statements of the Company after the end of each fiscal year, and make available such other periodic reports as the Company may deem appropriate or as may be required by law.

                      INTERNATIONAL DISPENSING CORPORATION


                          INDEX TO FINANCIAL STATEMENTS





                                                                                                             Page
Independent Accountants' Report....................................................................           F-2

Balance Sheets at June 30, 1996 (unaudited) and December 31, 1995..................................           F-3

Statements of Operations for the Six Months Ended June 30, 1996  (unaudited) and the Period from October 10, 1995 (Inception) through
   December 31, 1995...............................................................................           F-4

Statement of Changes in  Stockholders'  Equity  (Deficiency)  for the Six Months
   Ended June 30, 1996 (unaudited) and the Period from
   October 10, 1995 (Inception) through December 31, 1995..........................................           F-5

Statements of Cash Flows for the Six Months Ended June 30, 1996  (unaudited) and the Period from October 10, 1995 (Inception) through
   December 31, 1995...............................................................................           F-6

Notes to Financial Statements......................................................................           F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To  International Dispensing  Corporation:

We have audited the accompanying balance sheet of International Dispensing Corporation (a Delaware corporation in the development stage) as of December 31, 1995, and the related statements of operations, stockholders' equity and cash flows for the period from October 10, 1995 (date of inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Dispensing Corporation as of December 31, 1995, and the results of its operations and its cash flows for the period from October 10, 1995 (date of inception) through December 31, 1995 in conformity with generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, certain factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                           Arthur Andersen LLP


June 28, 1996
New York, New York

                      INTERNATIONAL DISPENSING CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS



                                                                       December 31,                 June 30,
                                                                           1995                       1996
                                                                                                   (unaudited)

                                                      Assets
Current assets:
       Cash and cash equivalent                                      $         5,168           $       488,379
                                                                      --------------            --------------
              Total current assets:                                            5,168                   488,379
Fixed assets:
       Leasehold improvements                                                  4,475                     5,872
       Office equipment                                                        4,350                     7,079
       Accumulated depreciation and amortization                                (882)                   (1,322)
                                                                     ---------------           ---------------
              Net fixed assets                                                 7,943                    11,629
Other assets                                                                  14,677                    63,927
Deferred issuance costs                                                           --                    21,763
                                                                     ---------------           ---------------
              Total assets:                                          $        27,788           $       585,698
                                                                     ===============           ===============


                                       Liabilities and Stockholders' Equity

Current Liabilities:

       Accrued expenses                                              $        45,806           $        97,509
       Due to affiliate                                                    3,649,739                 2,883,893
       Convertible promissory notes                                          150,000                   100,000
       Promissory Notes                                                           --                   300,000
       Bridge loans payable, current portion                                      --                 1,050,000
                                                                     ---------------           ---------------

              Total current liabilities:                                   3,845,545                 4,431,402
Bridge loans payable                                                         175,000                       --
                                                                     ---------------           --------------
              Total liabilities:                                           4,020,545                 4,431,402

Commitments and contingencies (Note 11)

Stockholders' Equity (Deficiency):
       Preferred Stock, $.001 par value; 2,000,000 shares
         authorized; no shares issued or outstanding                               --                         --
       Common Stock $.001 par value; 20,000,000
         shares authorized:  5,887,500 and 6,325,000
         issued and outstanding as of December 31,

         1995 and June 30, 1996, respectively                                  5,888                     6,325
       Additional paid-in capital                                            251,150                 1,125,713
       Deficit accumulated during the development stage                   (4,249,795)               (4,977,742)
                                                                     ----------------          ----------------

              Total stockholders' equity (deficiency)                     (3,992,757)               (3,845,704)
                                                                     ---------------           ---------------
              Total liabilities and stockholders'
                equity (deficiency)                                  $        27,788           $       585,698
                                                                     ===============           ===============


       The accompanying notes are an integral part of these balance sheets

                      INTERNATIONAL DISPENSING CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS




                                                   For the Period                                For the Period
                                                   from Inception                                from Inception
                                                 (October 10, 1995)                              (October 10, 1995)
                                                       through             Six Months                  through
                                                    December 31,              Ended                   June 30,
                                                         1995             June 30, 1996                  1996
                                                                           (unaudited)               (unaudited)
Revenues                                         $            --        $          --            $          --
Costs and expenses:

       General and administrative                        244,768              451,491                  696,259
       Depreciation and amortization                         882                  441                    1,323
                                                 ---------------        -------------            -------------
              Total costs and expenses                   245,650              451,932                  697,582

Loss from operations                                     245,650              451,932                  697,582
       Interest expense                                    4,145               26,015                   30,160
                                                 ---------------        -------------            -------------
Net loss before extraordinary loss               $       249,795        $     477,947            $     727,742


Extraordinary loss on retirement

  of debt                                                     --              250,000                  250,000
                                                  --------------         ------------             ------------
Net Loss                                         $       249,795        $     727,947            $     977,742
                                                 ===============        =============            =============


Net loss per share before

  extraordinary item                             $         (.03)        $       (.06)
Extraordinary loss per share                     $            __        $       (.03)

Net loss per share                               $         (.03)        $       (.09)


Weighted average shares outstanding                    7,900,000            7,900,000



         The accompanying notes are an integral part of these statements

                      INTERNATIONAL DISPENSING CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)


                                                                                              Deficit
                                                                                            Accumulated
                                                                         Additional          During the            Total
                                               Common Stock               Paid in           Development        Stockholders'
                                               Shares       Amount        Capital              Stage              Deficit
                                      ------------------------------------------------------------------------------------------

BALANCE, OCTOBER 10, 1995                          --        $     --    $         --            $    --            $      --
Issuance of commo
  stock pursuant to
  License Agreement                         2,900,000          2,900               --                 --                2,900
Issuance of common
  stock pursuant to
  Settlement Agreement                      1,950,000          1,950               --                 --                1,950
Issuance of common

  stock to management                         950,000            950           76,238                 --               77,188

Purchase of License from
  affiliate                                        --             --               --        (4,000,000)          (4,000,000)
Issuance of common
  stock in private
  placement                                    87,500             88           43,662                 --               43,750
Issuance of common stock

  rights in private placement                      --             --          131,250                 --              131,250
Net loss                                           --             --               --         (249,795 )            (249,795)

                                      ------------------------------------------------------------------------------------------


BALANCE, DECEMBER 31, 1995                  5,887,500          5,888          251,150        (4,249,795)          (3,992,757)

Issuance of common
  stock in private
  placement                                   437,500            437          218,313                 --              218,750
Issuance of common stock
  rights in private placement                      --             --          656,250                 --              656,250
Net loss                                           --             --               --          (727,947)            (727,947)
                                      ------------------------------------------------------------------------------------------


BALANCE, JUNE 30, 1996                      6,325,000         $6,325       $1,125,713     $  (4,977,742)        $ (3,845,704)

  (UNAUDITED)
                                      ==========================================================================================





          The accompanying notes are an integral part of this statement

                      INTERNATIONAL DISPENSING CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS


                                                           For the Period                              For the Period
                                                          from October 10,                           from October 10,
                                                          1995 (Inception)                           1995 (Inception)
                                                               through             Six Months              through
                                                            December 31,              Ended               June 30,
                                                                  1995            June 30, 1996              1996
                                                                                   (unaudited)           (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                    $   (249,795)          $   (727,947)      $     (977,742)
Adjustments to reconcile net loss to net

  cash used in operating activities:

  Depreciation and amortization                                      882                    441                1,323
  Non-cash compensation                                           76,238                     --               76,238
  Loss on retirement of debt                                          --                250,000              250,000
  Changes in operating assets and

    liabilities:
       Increase in other assets                                   (8,877)               (71,013)            (79,890)
       Increase/(decrease) in accrued expenses                    45,806                 51,703               97,509
                                                            ------------           ------------         ------------
Net cash used in operating activities                           (135,746)              (496,816)           (632,562)
                                                            -------------          -------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets                                          (8,825)                (4,127)            (12,952)
Purchase of license                                             (350,261)              (765,846)         (1,116,107)
                                                            ------------           ------------         ------------
Net cash used in investing activities                           (359,086)              (769,973)         (1,129,059)
                                                            -------------          -------------        ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from private placement                                  350,000              1,750,000            2,100,000
Proceeds from issuance of convertible debt                       150,000                     --              150,000
                                                            ------------           ------------         ------------
Net cash provided from financing activities                      500,000              1,750,000            2,250,000
                                                            ------------           ------------         ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                          5,168                483,211              488,379
Cash and cash equivalents, beginning of
  period                                                               0                  5,168                    0
                                                            ------------           ------------         ------------
Cash and cash equivalents, end of period                    $      5,168           $    488,379         $    488,379
                                                            ============           ============         ============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
Cash paid for interest                                              --                      --                    --
Cash paid for income taxes                                          --                      --                    --

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock                                    $      5,800                    --          $      5,800
Purchase of license from affiliate                          $  4,000,000                    --          $  4,000,000



         The accompanying notes are an integral part of these statements

                      INTERNATIONAL DISPENSING CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
            (INFORMATION AS OF AND FOR THE PERIOD ENDED JUNE 30, 1996
                                  IS UNAUDITED)


1.       THE COMPANY AND ORGANIZATION


         International Dispensing Corporation, formerly known as ReSeal Food Dispensing Systems, Inc. (the "Company"), was incorporated in the State of Delaware in October 1995. The Company was formed primarily for the purpose of commercializing and marketing certain proprietary and patented delivery and dispensing technologies (the "Reseal Technologies") licensed from ReSeal International Corporation ("RIC"). The Reseal Technologies are designed to dispense a flowable product while maintaining the product's sterility, purity and freshness without employing preservatives.


         The Company is subject to a number of risks including the Company's lack of prior operating history. The Company is also subject to the availability of sufficient financing to meet its future cash requirements and the uncertainty of future product development and regulatory approval and market acceptance of existing and proposed products. In the event of bankruptcy of RIC, the status of the continuing obligations of the various parties to and under the License Agreement (Note 4) is unclear since a court in a bankruptcy proceeding may not enforce such continuing obligations. Additionally, other risk factors such as loss of key personnel, lack of manufacturing capabilities, difficulty in establishing new intellectual property rights and preserving and enforcing existing intellectual property rights as well as product obsolescence due to the development of competing technologies could impact the future results of the Company.


         The Board of Directors of the Company has authorized the Company to file a registration statement with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and to sell Units consisting of two shares of common stock and two redeemable class A warrants of the Company ("IPO Units"). Each warrant entities the holder to purchase one share of common stock at a proposed price of $7.00 per share.


2.       SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

         Cash and cash equivalents consist of cash in banks, as well as highly liquid investments with original maturities of less than three months.

Fixed Assets

         Furniture and equipment are recorded at cost and are depreciated on a straight line basis over their estimated useful lives, generally five years. Leasehold improvements are recorded at cost and amortized over the term of the lease or life of the asset, whichever is shorter.

Patents

         Costs to develop patents are expensed when incurred.

Income Taxes

         Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes are determined based on differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end and are measured based on enacted tax rates and laws that will be in effect when the differences are expected to reverse.
 Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Net Loss Per Share

         Net loss per common share calculations are based on the weighted average number of shares of common stock outstanding. Pursuant to the Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No.

                      INTERNATIONAL DISPENSING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
              (INFORMATION AS OF AND FOR THE PERIOD ENDED JUNE 30,
                               1996 IS UNAUDITED)
                                   (CONTINUED)


83, stock and stock rights issued during the twelve months preceding the initial filing of this offering at prices below the expected initial public offering price have been included in the Company's loss per share computations for all periods presented even though they are antidilutive.


         Supplementary net loss per share was computed as if all the outstanding bridge notes (Note 5) and convertible promissory notes (Note 7) had been paid at the date of issuance, and assuming that 288,127 shares of common stock were issued to pay such notes and $3,489 and $35,000 of interest expense was eliminated for the periods ended December 31, 1995 and June 30, 1996, respectively, as a result of such payments. Such supplementary net loss per share for the period ended December 31, 1995 was $.03 and for the six months ended June 30, 1996 was $.08.


Use of Estimates

         The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Interim Financial Information

         The unaudited financial statements for the period ended June 30, 1996 include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for the fair presentation of such financial statements.

3.       GOING CONCERN

         As reflected in the financial statements, the Company has experienced net losses and negative cash flows from operations and maintains negative working capital and negative equity. The Company's continuing existence is dependent on its ability to raise additional capital and achieve and maintain profitable operations. The Company continues to be in the development stage and does not foresee operating revenue until fiscal year 1997. Management plans to finance the Company by obtaining additional financing, through either the proposed IPO or additional private placements of equity, until operations commence in 1996.

4.       LICENSE AGREEMENT

         In October 1995, the Company entered into a License Agreement (the "Agreement") with RIC, which was amended on June 17, 1996, pursuant to which the Company obtained the right to commercialize and market the Reseal Technologies to third parties for its implementation in the food and beverage industries. The Reseal Technologies are licensed by RIC from its parent, Reseal International Limited Partnership ("RILP"). The Agreement is royalty free and allows the Company to grant sublicenses to third parties. Pursuant to the Agreement, the Company issued 2,900,000 shares of its common stock to RIC and is committed to make a payment to RIC of $750,000 on the earlier of April 10, 1996 or the completion of a private placement (Note 5) and another payment of $3,250,000 on the earlier of December 31, 1996 or the completion of the proposed initial public offering. The cash paid and payable to RIC and the common stock issued for this acquisition was charged directly to stockholders' equity and therefore not reflected as an asset on the Company's Balance Sheet. The Company has reflected such obligation as a current liability. The Agreement terminates at the end of the Reseal Technologies useful economic life.

5.       PRIVATE PLACEMENT

         The  Company  has  been  involved  in  a  private  placement   ("Bridge
Financing"). The Bridge Financing consists of promissory notes, common shares, and rights ("Bridge Options") to acquire Units identical in form to

                      INTERNATIONAL DISPENSING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
              (INFORMATION AS OF AND FOR THE PERIOD ENDED JUNE 30,
                               1996 IS UNAUDITED)
                                   (CONTINUED)



the IPO Units upon consummation of the IPO. The promissory notes bear interest at 8% per annum and are due on the earlier of consummation of a public offering or January 1, 1997. As of December 31, 1995, the Company had received gross proceeds of $350,000 in connection with the Bridge Financing, which consisted of $175,000 of promissory notes, 87,500 shares of common stock and rights to obtain 131,250 Units. As of June 30, 1996, the Company had received additional gross proceeds of $1,750,000, which consisted of $875,000 of promissory notes, 437,500 shares of common stock and rights to obtain 656,250 Units. Upon completion of the Bridge Financing, the Company had received an aggregate of $2,100,000 in consideration for $1,050,000 in promissory notes, 525,000 common shares and rights to obtain 787,500 Units. The Company has amended the Bridge Financing agreements so that the 787,500 Units underlying the Bridge Options are outstanding prior to the completion of the IPO, and all of such Units will be registered in the proposed registration .


6.       SETTLEMENT AGREEMENT


         In October 1995, in connection with a settlement of actions and claims against certain affiliates of RIC, the licensor of the Technology, the Company agreed to issue (i) 2,900,000 shares of common stock to RIC, as partial compensation under the License Agreement, (ii) an aggregate of 1,500,000 shares of common stock (the "Investor Shares") to certain investors in RILP, and (iii) an aggregate of 450,000 shares of common stock to certain individuals for services rendered equal to the par value of such shares. Of the 1,500,000 shares issued, 552,000 were issued to individuals who are now members of the board of directors and of the 450,000 shares issued, 161,000 were issued to current members of management and the board of directors.


         Pursuant to such settlement, the holders of the Investor Shares may require the Company to file a Registration Statement under the Securities Act with respect to 25% of such shares of common stock, commencing one year from the effective date of the Company's proposed IPO, subject to certain conditions and limitation. Further, if the Company proposes to register any shares of common stock under the Securities Act, other than pursuant to an initial public offering or the previous sentence, then the holders of the Investor Shares are entitled to include an additional 25% of their shares of common stock in such registration.

7.       CONVERTIBLE PROMISSORY NOTES

         During 1995, two convertible promissory notes were issued for $100,000 and $50,000 (the "Convertible Notes") and are due on April 15, 1996 and December 20, 1996, respectively. These notes bear interest at 8% and each is convertible at any time prior to the maturity date of the notes into 1,200,000 common shares, subject to adjustments. The $100,000 note (the "Portenoy Note") converts at a price of $.084 per common share, subject to adjustments, and the $50,000 note (the "ATG Note") converts at a price of $.042 per common share, subject to adjustments.

         On April 15, 1996, the Portenoy Note came due. On June 28, 1996, in accordance with an agreement with the Company, the holder of the ATG Note, which comes due on December 20, 1996 and contained the right to convert into 1.2 million shares of Common Stock, agreed to transfer such note to the Company for cancellation in return for the Company agreeing to pay it $300,000. The amounts owed by the Company to the holders of the Convertible Notes shall be paid out of the proceeds of the proposed IPO. The Company has recorded an extraordinary loss on retirement of debt of $250,000 in its June 30, 1996 unaudited financial statements.

8.       MANAGEMENT SHARES


         In 1995, the Company issued an aggregate of 950,000 shares to management at par as compensation for services rendered in incorporating the Company. Such shares were issued at fair market value of the Company's common stock, which was determined based upon the fair market value of the private placement shares (see Note 5) and the convertible promissory notes. The statement of operations reflects approximately $76,000 of compensation expense related to such shares.

                      INTERNATIONAL DISPENSING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
              (INFORMATION AS OF AND FOR THE PERIOD ENDED JUNE 30,
                               1996 IS UNAUDITED)
                                   (CONTINUED)


9.       RELATED PARTY TRANSACTIONS

         The Company shares office space with certain affiliated companies, including RIC and RILP. The Company also pays certain operating expenses, including compensation of key personnel, on behalf of RIC and RILP. At December 31, 1995 and June 30, 1996, the Company had paid 85,261 and 332,794, respectively, on behalf of RIC. The Company is entitled to be reimbursed for these expenses and has offset such against the current liability related to the License Agreement (Note 4) in the Company's balance sheet.

         For both the period ended December 31, 1995 and the three months ended June 30, 1996, the Company paid consulting fees to members of management in the aggregate amount of $168,000.

10.      INCOME TAXES

         As a result of losses incurred during the year, there is no provision for income taxes in the accompanying financial statements. The Company has established a full valuation allowance against its net deferred tax assets as realizability of such assets is predicated upon the Company achieving profitability.

11.      COMMITMENT AND CONTINGENCIES

         The Company leases office space under a noncancellable operating lease, expiring on November 30, 1997. Rental expense for the period ending December 31,1995 was $8,259. Future minimum lease payments under this lease agreement is as follows:

Year Ending December 31

1996                         $90,292
1997                          84,571
                            --------
                            $174,863

12.      SETTLEMENT OF PENDING LAWSUIT

         In May 1996, in connection with the settlement of a lawsuit brought by Banco Inversion, S.A. and Administratadora General de Patrimonios, S.A. (collectively, "Banco") against certain affiliates of RIC, RIC entered into an agreement pursuant to which it agreed, among other things, (i) to transfer an aggregate of 300,000 of its shares of common stock (the "Settlement Shares") to Banco, (ii) to pay Banco $50,000 at the closing of such settlement and $150,000 out of the licensing fees RIC receives from the proceeds of this Offering and
(iii) to exchange mutual releases with the parties of such lawsuit.

         The number of Settlement Shares, subject to certain anti-dilution adjustments, may be increased up to 600,000 shares in the event that 30 months after the effective date of the registration statement the market value of the 300,000 Settlement Shares is less than $2,800,000.

         The Company has granted to the holders of such Settlement Shares, the right to register such shares along with shares registered by the Company in a public offering, whether on behalf of the Company or other holders of common stock, subject to customary market factor limitations. Such registration rights terminate upon the earlier of (i) the date that all Settlement Shares have been either registered or sold, or (ii) the date that all such shares may be sold pursuant to Rule 144(k) under the Securities Act.

                      INTERNATIONAL DISPENSING CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
              (INFORMATION AS OF AND FOR THE PERIOD ENDED JUNE 30,
                               1996 IS UNAUDITED)
                                   (CONTINUED)


13.      EMPLOYMENT AGREEMENTS

         It is anticipated that the Company will enter into a three-year employment agreement with Jon Silverman upon the closing of the proposed initial public offering. Pursuant to such proposed employment agreement, Mr. Silverman will receive a monthly salary of $15,000. In addition, the Company will be obligated to pay the premium on his $1,000,000 life insurance policy, to which his estate is the beneficiary. This insurance policy is in addition to the $1,000,000 key-man life insurance policy maintained by the Company on the life of Mr. Silverman. He will also be entitled to customary benefits and perquisites.

--------------------------------------------------------------------------------
         NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES AS OF WHICH SUCH INFORMATION IS GIVEN.

                                -----------------

                                TABLE OF CONTENTS
                                                                Page
                                                                ----
Prospectus Summary..........................................      3
Risk Factors................................................      6
Use of Proceeds.............................................     17
Dividend Policy.............................................     18
Dilution....................................................     18
Capitalization..............................................     19
Management's Discussion and Analysis of
    Results of Operations and Financial
             Condition......................................     20
Business ...................................................     21
Management..................................................     27
Certain Relationships and
    Related Transactions....................................     29
Principal Stockholders......................................     33
Description of Capital Stock................................     34
Shares Eligible for Future Sale.............................     37
Selling Securityholders.....................................     38
Underwriting................................................     39
Experts ....................................................     45
Legal Matters...............................................     45
Patent Counsel..............................................     45
Available Information.......................................     45
Index to Financial Statements...............................    F-1

                                -----------------

         UNTIL          , 1996 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS),  ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------

                                 1,620,834 UNITS








                            INTERNATIONAL DISPENSING
                                   CORPORATION



                                   PROSPECTUS








                             STRATTON OAKMONT, INC.




                                            , 1996


--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which a director derived an improper personal benefit.

    Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

    The Registrant's Restated Certificate of Incorporation, filed as Exhibit 3.1 to this Registration Statement, provides indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL.

    Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, the Underwriter has agreed to indemnify the directors, officers and controlling persons of the Registrant against certain civil liabilities that may be incurred in connection with the Offering, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Registrant estimates that expenses payable by the Registrant in connection with the offering described in this Registration Statement (other than the underwriting discounts and commission) will be as follows:


                                                                                            Total*


     SEC registration fee .........................................................         $     15,027.77
     NASD filing fee ..............................................................         $      4,858.00
     Nasdaq listing fee ...........................................................         $      1,000.00
     Blue Sky fees and expenses (including counsel fees)...........................         $     50,000.00
     Accounting fees and expenses..................................................         $    100,000.00
     Legal fees and expenses.......................................................         $    200,000.00
     Printing and engraving expenses...............................................         $     25,000.00

     Transfer Agent, Warrant Agent and Registrar fees

       and expenses................................................................         $      3,500.00
     Miscellaneous.................................................................         $     20,614.23
                                                                                             --------------

         Total.....................................................................         $    420,000.00

==============


     * All expenses are estimated, except for filing fees.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.


         In October 1995, in connection with a settlement of actions and claims against certain affiliates of RIC, the licensor of the Technology, and RIC's officers and directors, the Company agreed to issue (i) 2,900,000 shares of Common Stock to RIC, as partial compensation under the Company License Agreement, (ii) an aggregate of 1,500,000 shares of Common Stock (the "Investor Shares") to certain investors in RILP, and (iii) an aggregate of 450,000 shares of Common Stock to certain individuals for services rendered. Pursuant to such settlement, the holders of the Investor Shares may require the Company to file a Registration Statement under the Securities Act with respect to 25% of such shares of Common Stock, commencing one year from the date of the prospectus (the "Effective Date"), subject to certain conditions and limitations. Further, if the Company proposes to register any shares of Common Stock under the Securities Act, other than pursuant to an initial public offering or the previous sentence, then the holders of the Investor Shares are entitled to include an additional 25% of their shares of Common Stock in such registration. See "Certain Relationships and Related Transactions."

         Between October 1995 and April 1996, the Company (i) sold an aggregate of 525,000 shares of Common Stock to the Selling Securityholders for a total of $1,050,000 (the "Private Placement") and (ii) entered into the Bridge Loan with the Selling Securityholders in the aggregate amount of $1,050,000. Each Selling Securityholder participated in both the Private Placement and the Bridge Loan. The Bridge Loan bears interest at the rate of eight (8%) percent per annum and will be repaid out of the proceeds of this Offering. As further consideration for the Bridge Loan, the Selling Securityholders were given the right to acquire, commencing on the Effective Date, the 787,500 Bridge Units which are comprised of 1,575,000 shares of Common Stock and 1,575,000 Class A Warrants. The Class A Warrants included in the Bridge Units are identical to the Class A Warrants included in the Company Units. The Company and the Selling Securityholders are in the process of amending the Bridge Loan agreements to reflect that all of the 787,500 Bridge Units will be outstanding prior to this Offering and all of the Bridge Units and their underlying securities shall be registered under this Registration Statement. The Company will not receive any of the proceeds from the sale of the securities being offered by the Selling Securityholders. The Class A Warrants are redeemable upon certain conditions. See "Certain Relationships and Related Transactions."

         In November and December 1995, the Company issued to each of Ross Portenoy and ATG Group, Inc. a convertible promissory note in the principal amount of $100,000 and $50,000, respectively. The notes bear interest at an annual rate of 8%. The $100,000 note came due on April 15, 1996 and the $50,000 note comes due on December 20, 1996. On June 28, 1996, in accordance with an agreement with the Company, the holder of the $50,000 note, which contained the right to convert into 1.2 million shares of Common Stock, agreed to transfer such note to the Company for cancellation in return for the Company agreeing to pay it $300,000. The amounts owed by the Company to the holders of these notes shall be paid out of the proceeds of this Offering received by the Company. See "Certain Relationships and Related Transactions."

         In May 1996, in connection with the settlement of a lawsuit brought by Banco Inversion, S.A. and Administratadora General de Patrimonios, S.A. (collectively, "Banco") against certain affiliates of RIC, RIC entered into an agreement pursuant to which it agreed, among other things, (i) to transfer an aggregate of 300,000 of its shares of Common Stock (the "Settlement Shares") to Banco, (ii) to pay Banco $50,000 at the closing of such settlement and $150,000 out of the licensing fees RIC receives from the proceeds of this Offering and
(iii) to exchange mutual releases with the parties of such lawsuit. The number of Settlement Shares, subject to certain anti-dilution adjustments, may be increased up to 600,000 shares in the event that 30 months after the Effective Date the market value of the 300,000 Settlement Shares is less than $2,800,000. The Company has granted to the holders of such Settlement Shares, the right to register such shares along with shares registered by the Company in a public offering, whether on behalf of the Company or other holders of Common Stock, subject to customary market factor limitations. Such registration rights terminate upon the earlier of (i) the date that all Settlement Shares have been either registered or sold, or (ii) the date that all such shares may be sold pursuant to Rule 144(k) under the Securities Act. See "Certain Relationships and Related Transactions."

         Transactions by the Registrant involving the sales of these securities set forth above were issued pursuant to the "private placement" exemption under
Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. The Registrant has been informed that each person is able to bear the economic risk of his investment and is aware that the securities were not registered under the Securities Act of 1933, as amended, and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom. The transfer agent and registrar of the Registrant will be instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred absent registration or until the availability of an exemption therefrom is determined.

ITEM 27.  EXHIBITS.


     1.1  Form of Underwriting Agreement.*

     1.2  Form of Selected Dealers Agreement.*


     3.1  Restated Certificate of Incorporation of the Registrant, as amended.*


     3.2  Certificate of Amendment to the Certificate of Incorporation.*

     3.3  By-laws of the Registrant, as amended.*


     4.1  Specimen Common Stock Certificate.*


     4.2  Form of Class A Warrant Agreement.*

     4.3  Form of Underwriter's Unit Purchase Option.*

     4.4 Escrow Agreement by and among the Registrant, the Underwriter and American Stock Transfer & Trust Company, as escrow agent.*

     5.1  Opinion of Kramer, Levin, Naftalis & Frankel.*


     10.1 License   Agreement   by  and  between  the   Registrant   and  ReSeal
          International Corporation, dated as of October 10, 1995, as amended.*

     10.2 Form of Subscription Agreement.*

     10.3 Form of Bridge Loan Agreement and Promissory Note.*

     10.4 Form of Amendment to Bridge Loan Agreement.*

     10.5 Agreement by and between the Registrant and Nologies, Inc., dated as of March 5, 1996.*

     10.6 Settlement Agreement, dated as of October 10, 1995, by and among Hardee Capital Partners, L.P., Louis Simpson, Gregory Abbott, George Kriste, David Brenman, Gerald Gottlieb, Marc Gottlieb, Joseph Koster, Greg Pardes, Linda Poit, ReSeal Food Dispensing Systems, Inc., ReSeal International Limited Partnership, ReSeal Technologies & Advancements, Inc., ReSeal International Corporation, ReSeal Pharmaceutical Systems, Ltd., Milton Stanson, Hilda Brown, Ann Hoopes, Townsend Hoopes, Robin Smith and Eugene Sumner.*

     10.7 Settlement Agreement, dated as of May 8, 1996, by and among Banco Inversion, S.A., Administratadora General de Patrimonios, S.A., ReSeal Pharmaceutical Systems, Ltd., ReSeal International Corporation, ReSeal International Limited Partnership, Greg P. Pardes, Lawrence B. Pentoney, Joseph D. Blau, Bernard Gerber, George DeBush, Michael Secondo, Linda Poit, Samuel Tucker, Chungliang Al Huang and Rainer Greeven.*


     11.1 Calculation of Earnings Per Share.*


     23.1 Consent of Arthur Andersen LLP.

     23.2 Consent of Kramer, Levin, Naftalis & Frankel (to be contained in the opinion to be filed as Exhibit 5.1 hereto).

     24.1 Powers of Attorney.*

     27.1 Financial Data Schedule.*

-----------------

 *  Previously Filed

ITEM 28.  UNDERTAKINGS.

         (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b) The undersigned Registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby further undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the  prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii)To include any additional or changed material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on October 1, 1996.

                                        INTERNATIONAL DISPENSING CORPORATION





                                         By:/s/ David W. Brenman
                                            --------------------
                                                David W. Brenman
                                                     (President)





     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.


      Signature                             Title                                 Date



/s/ David W. Brenman                        President, Treasurer                    October 1, 1996
------------------------------------

David W. Brenman                            and Director
                                            (Principal Executive Officer
                                            and Principal Accounting
                                            Officer)


/s/ Joseph F. Koster, Jr.                   Secretary and Director                  October 1, 1996
------------------------------------
Joseph F. Koster, Jr.


                  *                         Director                                October 1, 1996
------------------------------------
Gregory B. Abbott


                  *                         Director                                October 1, 1996
------------------------------------
George V. Kriste




*David W. Brenman, as attorney-in-fact

                                INDEX TO EXHIBITS


Exhibit                      Description of Document
Number                       -----------------------                Sequential
-------                                                                 Page
                                                                       Number
                                                                    ----------

1.1  Form of Underwriting Agreement.



1.2  Form of Selected Dealers Agreement.


3.1  Restated Certificate of Incorporation of the Registrant, as amended.



3.2  Certificate of Amendment to the Certificate of Incorporation.



3.3  By-laws of the Registrant.


4.1  Specimen Common Stock Certificate.



4.2  Form of Class A Warrant Agreement.


4.3  Form of Underwriter's Unit Purchase Option.


4.4 Escrow Agreement by and among the Registrant, the Underwriter and American Stock Transfer & Trust Company, as escrow agent.


5.1  Opinion of Kramer, Levin, Naftalis & Frankel.


10.1 License Agreement by and between the Registrant and ReSeal International Corporation, dated as of October 10, 1995, as amended.

10.2 Form of Subscription Agreement.

10.3 Form of Bridge Loan Agreement and Promissory Note.

10.4 Form of Amendment to Bridge Loan Agreement.

10.5 Agreement by and between the Registrant and Nologies, Inc., dated as of March 5, 1996.

10.6 Settlement Agreement, dated as of October 10, 1995, by and among Hardee Capital Partners, L.P., Louis Simpson, Gregory Abbott, George Kriste, David Brenman, Gerald Gottlieb, Marc Gottlieb, Joseph Koster, Greg Pardes, Linda Poit, ReSeal Food Dispensing Systems, Inc., ReSeal International Limited Partnership, ReSeal Technologies & Advancements, Inc., ReSeal International Corporation, ReSeal Pharmaceutical Systems, Ltd., Milton Stanson, Hilda Brown, Ann Hoopes, Townsend Hoopes, Robin Smith and Eugene Sumner.

10.7 Settlement Agreement, dated as of May 8, 1996, by and among Banco Inversion, S.A., Administratadora General de Patrimonios, S.A., ReSeal Pharmaceutical Systems, Ltd., ReSeal International Corporation, ReSeal International Limited Partnership, Greg P. Pardes, Lawrence B. Pentoney, Joseph D. Blau, Bernard Gerber, George DeBush, Michael Secondo, Linda Poit, Samuel Tucker, Chungliang Al Huang and Rainer Greeven.


11.1 Calculation of Earnings Per Share.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of Kramer, Levin, Naftalis & Frankel (to be contained in the opinion to be filed as Exhibit 5.1 hereto).


24.1 Powers of Attorney.

27.1 Financial Data Schedule.